              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

                         VIA EDGAR AS OF JULY 21, 2000



                                                      REGISTRATION NO. 333-39560



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 1

                                       TO


                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            MRV COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           Delaware                            3577/3674                     06-1340090
(State or other jurisdiction of       (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)        Classification Code Number)       Identification Number)


                              20415 Nordhoff Street
                          Chatsworth, California 91311
                                 (818) 773-0900
                              (818) 773-0906 (Fax)
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                                   Noam Lotan
                      President and Chief Executive Officer
                              20415 Nordhoff Street
                          Chatsworth, California 91311
                                 (818) 773-0900
                              (818) 773-0906 (Fax)
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies to:
                               Mark A. Klein, Esq.
                           Kirkpatrick & Lockhart LLP
                         9100 Wilshire Boulevard, 8-East
                          Beverly Hills, CA 90212-3480
                            Telephone: (310) 273-1870
                            Facsimile: (310) 274-8357

     Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


=============================================================================================================================
                                                                                            Proposed Maximum       Amount of
            Title of Each Class of                    Amount to Be      Proposed Maximum        Aggregate        Registration
         Securities to Be Registered                   Registered      Price per Unit (1)   Offering Price(1)         Fee
-----------------------------------------------------------------------------------------------------------------------------
Common stock, $0.0017 par value per share (2)          5,291,952            $55.221             $292,228,318       $77,148*
=============================================================================================================================



 *   A filing fee of $66,970 was previously paid.
(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) based on the average between the high and low prices on The Nasdaq National Market on (a) June 15, 2000 as to 4,599,431 shares included in registrant's registration filed June 16, 2000, and (b) July 19, 2000 as to 692,521 shares being added by this Amendment.

(2) The shares of common stock being registered hereunder are being registered for resale by the selling stockholders named in the prospectus (the "selling stockholders").



     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

     The information contained in this prospectus is not yet complete, and we may supplement or amend it in the final version. We have filed a registration statement relating to the securities described in this prospectus with the Securities and Exchange Commission. The selling stockholders may not sell these securities, or accept offers to buy them, until the registration statement becomes effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy them. These securities will not be sold in any state where their offer or sale, or solicitations of offers to buy them, would be unlawful prior to their registration or qualification under the securities laws of any such state.



                   SUBJECT TO COMPLETION--DATED JULY 21, 2000


                            MRV COMMUNICATIONS, INC.

                                  COMMON STOCK


The stockholders of MRV Communications, Inc. listed below in the section of this prospectus called "Selling Stockholders" are offering and selling up to 5,291,952 shares of MRV's common stock. The selling stockholders may offer their shares through public or private transactions, in or off the over-the-counter market in the United States, at prevailing market prices, or at privately negotiated prices. For details of how the selling stockholders may offer their MRV common stock, please see the section of this prospectus called "Plan of Distribution--Sales by Selling Stockholders." MRV will not receive any proceeds from the sales of shares by the selling stockholders. The MRV common stock is quoted on the Nasdaq National Market under the symbol "MRVC." On
July 19, 2000, the closing sale price of MRV's common stock on the Nasdaq National Market was $77.8125 per share.





YOUR PURCHASE OF THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 4.

                                ---------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE MRV SHARES OFFERED OR SOLD UNDER THIS PROSPECTUS, NOR HAVE THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------

                 The date of this prospectus is _________, 2000.

                       WHERE YOU CAN FIND MORE INFORMATION

MRV files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document it files at the SEC's public reference room at 450 Fifth Street, N.W. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. In addition, the SEC maintains an Internet site that contains MRV's reports, proxy and information statements and other information at http://www.sec.gov.


The SEC allows MRV to "incorporate by reference" the information it files with it, which means that MRV can disclose important information to you by referring you to those documents. The information incorporated by reference is part of this prospectus, and later information that MRV files with the SEC will automatically update and supersede this information. MRV incorporates by reference the documents listed below. MRV also incorporates by reference any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders sell all their shares. This prospectus is part of a registration statement that MRV has filed with the SEC (Registration Nos. 333-39560).



     o MRV's Annual Report on Form 10-K for the year ended December 31, 1999 filed with the SEC on March 31, 2000, as amended by its Form 10-K/A filed with the SEC on July 19, 2000;
     o MRV's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 filed with the SEC on May 15, 2000, as amended by its Form 10-Q/A filed with SEC on July 19, 2000.
     o MRV's Current Reports on Form 8-K filed with the SEC on May 3, 2000 and May 9, 2000 (as amended by its 8-K/A filed with the SEC on July 7, 2000).
     o The description of the Common Stock contained in MRV's Registration Statement on Form 8-A filed with the SEC on June 8, 1992, as amended by its Form 8-A/A filed with the SEC on February 24, 1994, including any amendment or report filed for the purpose of updating such description.


You may request a copy of these filings, at no cost, by writing our Investor Relations Department us at the following address: MRV Communications, Inc., 20415 Nordhoff Street, Chatsworth, California 91311, or by fax at (818) 773-0906 or by telephone at (818) 773-0900. You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. MRV has not authorized anyone else to provide you with different information. The selling stockholders will not make an offer of these shares in any state that does not permit the offer. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date of those documents.

                                            Table of Contents

                                               Page                                             Page
                                               ----                                             ----
Where You Can Find More Information..............2        Price Range of Common Stock.............15
About MRV........................................3        Selling Stockholders....................16
Risk Factors.....................................4        Plan of Distribution....................64
Use of Proceeds.................................14        Legal Matters...........................67
Dividend Policy.................................14        Experts.................................67


                                    ABOUT MRV

     Our core operations include the design, manufacture and sale of two groups of products:

     o optical networking and internet infrastructure products, primarily subscribers' management, network element management, and physical layer, switching and routing management systems in fiber optic metropolitan networks; and
     o fiber optic components for the transmission of voice, video and data across enterprise, telecommunications and cable TV networks.

     Our advanced optical networking and Internet infrastructure solutions greatly enhance the functionality of carrier and network service provider networks. Our fiber optic components incorporate proprietary technology, which delivers high performance under demanding environmental conditions.

     Our business units offer active optical components, optical networking and Internet infrastructure products, including network element management and physical layer management in fiber optic metropolitan networks. Our In-Reach product line manages Internet elements through secure remote monitoring of large service providers' sites. Our Optical Networks family of products consist of multi-layer traffic management: at Layer 1 with the Fiber Driver, at Layer 2 with the OptiSwitch and at Layer 3 and above, with the OSR8000, Linux Router. We complement our optical networking and Internet infrastructure products with a family of optical transmission components and modules designed for transmission over fiber optic cable. These products enable the transmission of voice, data, and video across fiber and are also used in optical fiber test equipment. Our products include discrete components, such as laser diodes and LEDs, and integrated components such as transmitters, receivers and transceivers. Our components are used in data networks, telecommunication transmission and access networks.

     We also create and manage growth companies in optical technology and Internet infrastructure. We have created several start-up companies and formed independent business units in the optical technology and Internet infrastructure area, including Zaffire, Inc. (formerly known as New Access Communications), Charlotte's Networks, Inc., Hyperchannel Ltd., Zuma Networks, Inc., RedC Optical Networks, Inc. and Optical Crossing, Inc.

     Our principal executive offices are located at 20415 Nordhoff Street, Chatsworth, California 91311. Our telephone number is (818) 773-0900 and our fax number is (818) 773-0906.

                               ------------------

On May 11, 2000, we effected a two-for-one stock split of outstanding shares and an increase in our authorized common stock from 80,000,000 to 160,000,000 shares. The stock split entitled each stockholder of record at the close of business on May 11, 2000 to receive one additional share for every outstanding share of common stock held on that date. All share information in this prospectus gives effect to the two-for-one stock split.

                                  RISK FACTORS

     This prospectus contains or incorporates forward-looking statements. You can identify these forward-looking statements by our use of the words "believes," "anticipates," "plans," "expects," "may," "will," "intends," "estimates" and similar expressions, whether in the negative or affirmative. Although we believe that these forward-looking statements reflect our plans, intentions, and expectations reasonably, we can give no assurance that we actually will achieve these plans, intentions or expectations. Our actual results could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have put in the cautionary statements below that we believe could cause our actual results to differ materially from the forward-looking statements that we make. We do not intend to update information contained in any forward-looking statement we make.

OUR PERFORMANCE MAY BE MATERIALLY ADVERSELY AFFECTED BY TECHNOLOGICAL CHANGES AND PRODUCT DEVELOPMENT DELAYS.

     We are engaged in the design and development of devices for the computer networking, telecommunications and fiber optic communication industries. As with any new technologies, there are substantial risks that the marketplace may not accept our new products. Market acceptance of our products will depend, in large part, upon our ability to demonstrate performance and cost advantages and cost-effectiveness of our products over competing products and the success of our and our customers' sales efforts. We can give no assurance that we will be able to continue to market our technology successfully, or that any of our current products will continue to, or that our future products will, be accepted in the marketplace. Moreover, the computer networking, telecommunications and fiber optic communication industries are characterized by rapidly changing technology, evolving industry standards and frequent new product introductions, any of which could render our existing products obsolete. Our success will depend upon our ability to enhance existing products and to introduce new products to meet changing customer requirements and emerging industry standards. We are and will be required to devote continued efforts and financial resources to develop and enhance our existing products and conduct research to develop new products. The development of new, technologically advanced products is a complex and uncertain process requiring high levels of innovation. It also requires the accurate anticipation of technological and market trends. We can give no assurance that we will be able to identify, develop, manufacture, market or support new or enhanced products successfully or on a timely basis. Nor can we give assurances that new products we introduce will gain market acceptance or that we will be able to respond effectively to product announcements by competitors, technological changes or emerging industry standards. Furthermore, from time to time, we may announce new products or product enhancements, capabilities or technologies that have the potential to replace or shorten the life cycle of our existing product offerings. This may cause customers to defer purchasing our existing products or cause customers to return products to us.

DEFECTS IN OUR PRODUCT RESULTING FROM THEIR COMPLEXITY OR OTHERWISE COULD HURT OUR FINANCIAL PERFORMANCE.

     Complex products, such as those we offer, may contain undetected software or hardware errors when we first introduce them or when we release new versions. The occurrence of such errors in the future, and our inability to correct such errors quickly or at all, could result in the delay or loss of market acceptance of our products. It could also result in material warranty expense, diversion of engineering and other resources from our product development efforts and the loss of credibility with our customers, system integrators and end users. Any of these or other eventualities resulting from defects in our products could have a material adverse effect on our business, operating results and financial condition.

OUR GROWTH RATE MAY BE LOWER THAN HISTORICAL LEVELS AND OUR RESULTS COULD FLUCTUATE SIGNIFICANTLY FROM QUARTER TO QUARTER.

     Our revenues may grow at a slower rate in the future than we have experienced in previous periods and, on a quarter-to-quarter basis, our growth in revenue may be significantly lower than our historical quarterly growth rates. Our operating results for a particular quarter are extremely difficult to predict. Our revenue and operating results could fluctuate substantially from quarter to quarter and from year to year. This could result from any one or a combination of factors such as

     o    the cancellation or postponement of orders,
     o the timing and amount of significant orders from our largest customers,
     o our success in developing, introducing and shipping product enhancements and new products,
     o    the mix of products we sell,
     o adverse effects to our financial statements resulting from, or necessitated by, past and future acquisitions,
     o    new product introductions by our competitors,
     o    pricing actions by us or our competitors,
     o    the timing of delivery and availability of components from suppliers,
     o    changes in material costs, and
     o    general economic conditions.

Moreover, the volume and timing of orders we receive during a quarter are difficult to forecast. From time to time, our customers encounter uncertain and changing demand for their products. Customers generally order based on their forecasts. If demand falls below such forecasts or if customers do not control inventories effectively, they may cancel or reschedule shipments previously ordered from us. Our expense levels during any particular period are based, in part, on expectations of future sales. If sales in a particular quarter do not meet expectations, our operating results could be materially adversely affected. Furthermore, in certain instances, sales cycles are becoming longer and more uncertain as we bid on larger projects. As a result, we are finding it more difficult to predict the timing of the awards of contracts and the actual placement of orders stemming from awards. We can give no assurance that these factors or others, such as those discussed below regarding the risks we face from our international operations or the risks discussed immediately below, would not cause future fluctuations in operating results. Further, there can be no assurance that we will be able to continue profitable operations.

THE PRICES OF OUR SHARES HAVE BEEN AND MAY CONTINUE TO BE HIGHLY VOLATILE.

         Historically, the market price of our shares has been extremely volatile. The market price of our common sock is likely to continue to be highly volatile and could be significantly affected by factors such as

     o    actual or anticipated fluctuations in our operating results,
     o announcements of technological innovations or new product introductions by us or our competitors,
     o changes of estimates of our future operating results by securities analysts,
     o developments with respect to patents, copyrights or proprietary rights, and
     o    general market conditions and other factors.

In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the common stocks of technology companies. These broad market fluctuations may adversely affect the market price of our common stock. For example, during the period of less than 30 days from March 7, 2000 to April 4, 2000, our stock price (adjusted for a two-for-one stock split effective on May 11, 2000) ranged from a high of $96.94 to a low of $30. In addition, it is possible that in a future fiscal quarter, our results of operations will fail to meet the expectations of securities analysts or investors and, in such event, the market price of our common stock would be materially adversely affected. For example, as a result of weaker than anticipated demand for our networking products, especially in Europe, and delays in transitions to next generation, higher margin, networking products, in August 1998, we announced that we expected operating results in the third quarter of 1998 to be adversely affected. Following that announcement, the market price of our common stock dropped substantially. Similarly, in February 1999, following our release of fourth quarter and 1998 financial results, we announced that we did not expect revenues in the first quarter of 1999 to be as strong as revenues reported for the fourth quarter of 1998. Following that announcement, the market price of our stock again dropped significantly. See the section of this prospectus captioned "Price Range of Common Stock" below.

OUR STOCK PRICE MIGHT SUFFER AS A CONSEQUENCE OF OUR INVESTMENTS IN AFFILIATES.

     We have created several start-up companies and formed independent business units in the optical technology and Internet infrastructure areas. We account for these investments in affiliates according to the equity or cost methods as required by accounting principles generally accepted in the United States. The market value of these investments may vary materially from the amounts shown as a result of business events specific to these entities or their competitors or market conditions. Actual or perceived changes in the market value of these investments could have a material impact on our share price and in addition could contribute significantly to volatility of our share price.

OUR BUSINESS IS INTENSELY COMPETITIVE AND THE EVIDENT TREND OF CONSOLIDATIONS IN OUR INDUSTRY COULD MAKE IT MORE SO.

     The markets for fiber optic components and networking products are intensely competitive and subject to frequent product introductions with improved price/performance characteristics, rapid technological change and the continual emergence of new industry standards. We compete and will compete with numerous types of companies including companies that have been established for many years and have considerably greater financial, marketing, technical, human and other resources, as well as greater name recognition and a larger installed customer base, than we do. This may give such competitors certain advantages, including the ability to negotiate lower prices on raw materials and components than those available to us. In addition, many of our large competitors offer customers broader product lines, which provide more comprehensive solutions than our current offerings. We expect that other companies will also enter markets in which we compete. Increased competition could result in significant price competition, reduced profit margins or loss of market share. We can give no assurance that we will be able to compete successfully with existing or future competitors or that the competitive pressures we face will not materially and adversely affect our business, operating results and financial condition. In particular, we expect that prices on many of our products will continue to decrease in the future and that the pace and magnitude of such price decreases may have an adverse impact on our results of operations or financial condition.

     There has been a trend toward industry consolidation for several years. We expect this trend toward industry consolidation to continue as companies attempt to strengthen or hold their market positions in an evolving industry. We believe that industry consolidation may provide stronger competitors that are better able to compete. This could have a material adverse effect on our business, operating results and financial condition.

WE MAY HAVE DIFFICULTY MANAGING OUR GROWTH.

     We have grown rapidly in recent years, with revenues increasing from $39,202,000 for the year ended December 31, 1995, to $288,524,000 for the year ended December 31, 1999. Our recent growth, both internally and through the acquisitions we have made since January 1, 1995, has placed a significant strain on our financial and management personnel and information systems and controls. As a consequence, we must implement new and enhance existing financial and management information systems and controls and must add and train personnel to operate such systems effectively. Our delay or failure to implement new and enhance existing systems and controls as needed could have a material adverse effect on our results of operations and financial condition in the future. Our intention to continue to pursue a growth strategy can be expected to place even greater pressure on our existing personnel and to compound the need for increased personnel, expanded information systems, and additional financial and administrative control procedures. We can give no assurance that we will be able to successfully manage operations if they continue to expand.

WE HAVE SUFFERED ADVERSE FINANCIAL CONSEQUENCES AS A RESULT OF A RECENT ACQUISITION.

     On January 30, 1998, we completed the Xyplex acquisition from Whittaker Corporation. Xyplex is a leading provider of access solutions between enterprise networks and WAN and/or Internet service providers. The purchase price paid to Whittaker consisted of $35,000,000 in cash and three-year warrants to purchase up to 842,804 shares of our common stock at an exercise price of $17.50 per share. In connection with the Xyplex acquisition, we incurred charges of $20,633,000 and $15,671,000 for purchased technology and restructuring during the year ended December 31, 1998. While the Xyplex acquisition added 11 months of Xyplex' revenues to our revenues, the charges resulting from the Xyplex acquisition resulted in our incurring a net loss of $20,106,000 or $0.43 per share during the year ended December 31, 1998.

     We originally recorded charges of $30,571,000 related to research and development projects in progress at the time of the Xyplex acquisition. Although we reported these charges in our first, second and third quarter results of 1998 in accordance with established accounting practice and valuations of Xyplex' purchased technology in progress provided by independent valuators, we reconsidered these valuations in light of subsequent SEC guidance regarding valuation methodology. Based on this newer valuation methodology, we reduced the value of the purchased technology in progress related to the Xyplex acquisition to $20,633,000 and increased the amount of goodwill by $9,938,000. This has resulted in additional charges during 1998 of $759,000 and charges during 1999 of approximately $828,000 for amortization of intangibles, including goodwill, resulting from the Xyplex acquisition charges and will continue to result in annual charges of approximately $828,000 after 1999 as these intangibles are amortized through January 2010.

     Recent actions and comments from the SEC have indicated that the SEC is reviewing the current valuation methodology of purchased in-process research and development related to business combinations. Unlike the case of many other companies, the SEC has not notified us of any plans to review our methodology for valuing purchased in-process research and development. Our action in 1998 to reconsider that valuation of in process research and development related to the Xyplex acquisition was voluntary. We believe we are in compliance with all of the rules and related guidance as they currently exist. However, there can be no assurance that the SEC will not review our accounting for the Xyplex acquisition and seek to apply retroactively new guidance and further reduce the amount of purchased in-process research and development we have expensed. This would result in an additional restatement of our previously filed financial statements and could have a material adverse impact on our financial results for periods subsequent to the acquisition.

WE FACE RISKS FROM OUR INTERNATIONAL OPERATIONS.

     International sales have become an increasingly important segment of our operations. The following table sets forth the percentage of our total net revenues from sales to customers in foreign countries for the last three years:

                Year ended             Percent of total revenue
                December 31,               from foreign sales
             ------------------        -------------------------
                   1997                          60%
                   1998                          59
                   1999                          58

We have offices in, and conduct a significant portion of our operations in and from, Israel. We are, therefore, directly influenced by the political and economic conditions affecting Israel. Any major hostilities involving Israel, the interruption or curtailment of trade between Israel and its trading partners or a substantial downturn in the economic or financial condition of Israel could have a material adverse effect on our operations. Sales to foreign customers are subject to government controls and other risks associated with international sales, including difficulties in obtaining export licenses, fluctuations in currency exchange rates, inflation, political instability, trade restrictions and changes in duty rates. Although we have not experienced any material difficulties in this regard to date, we can give no assurance that we will not experience material difficulties in the future.

     Our sales are currently denominated in U.S. dollars and to date our business has not been significantly affected by currency fluctuations or inflation. However, as we conduct business in several different countries, fluctuations in currency exchange rates could cause our products to become relatively more expensive in particular countries, leading to a reduction in sales in that country. In addition, inflation or fluctuations in currency exchange rates in such countries could increase our expenses. The Single European Currency (Euro) was introduced on January 1, 1999 with complete transition to this new currency required by January 2002. We have made and expect to continue to make changes to our internal systems in order to accommodate doing business in the Euro. Any delays in our ability to be Euro-compliant could have an adverse impact on our results of operations or financial condition. Due to numerous uncertainties, we cannot reasonably estimate at this time the effects a common currency will have on pricing within the European Union and the resulting impact, if any, on our financial condition or results of operations.

     To date, we have not hedged against currency exchange risks. In the future, we may engage in foreign currency denominated sales or pay material amounts of expenses in foreign currencies and, in such event, may experience gains and losses due to currency fluctuations. Our operating results could be adversely affected by such fluctuations or as a result of inflation in particular countries where material expenses are incurred. Moreover, our operating results could also be adversely affected by seasonality of international sales, which are typically lower in Asia in the first calendar quarter and in Europe in the third calendar quarter. These international factors could have a material adverse effect on future sales of our products to international end users and, consequently, our business, operating results and financial condition.

THE SLOWDOWN IN GROWTH RATES IN OUR INDUSTRY COULD ADVERSELY AFFECT OUR GROWTH.

     Our success is dependent, in part, on the overall growth rate of the networking industry. We can give no assurance that the Internet or the industries that serve it will continue to grow or that the Company will achieve higher growth rates. Our business, operating results or financial condition may be adversely affected by any decrease in industry growth rates. In addition, we can give no assurance that our results in any particular period will fall within the ranges for growth forecast by market researchers.

WE FACE RISKS INVOLVED IN THE MANUFACTURE AND SUPPLY OF CRITICAL COMPONENTS FOR OUR PRODUCTS.

     We outsource the board-level assembly, test and quality control of material, components, subassemblies and systems relating to our networking products to third-party contract manufacturers. Though there are a large number of contract manufacturers that we can use for outsourcing, we have elected to use a limited number of vendors for a significant portion of our board assembly requirements in order to foster consistency in quality of the products. These independent third-party manufacturers also provide the same services to other companies. Risks associated with the use of independent manufacturers include unavailability of or delays in obtaining adequate supplies of products and reduced control of manufacturing quality and production costs. If our contract manufacturers failed to deliver needed components timely, we could face difficulty in obtaining adequate supplies of products from other sources in the near term. We can give no assurance that our third party manufacturers will provide us with adequate supplies of quality products on a timely basis, or at all. While we could outsource with other vendors, a change in vendors may require significant lead-time and may result in shipment delays and expenses. Our inability to obtain such products on a timely basis, the loss of a vendor or a change in the terms and conditions of the outsourcing would have a material adverse effect on our business, operating results and financial condition.

     We rely heavily on our own production capability for critical semiconductor lasers and light emitting diodes used in our products. Because we manufacture these and other key components at our own facility and such components are not readily available from other sources, any interruption of our manufacturing process could have a material adverse effect on our operations. Furthermore, we have a limited number of employees dedicated to the operation and maintenance of our wafer fabrication equipment, the loss of any of whom could result in our inability to effectively operate and service such equipment. Wafer fabrication is sensitive to many factors, including variations and impurities in the raw materials, the fabrication process, performance of the manufacturing equipment, defects in the masks used to print circuits on the wafer and the level of contaminants in the manufacturing environment. We can give no assurance that we will be able to maintain acceptable production yields and avoid product shipment delays. In the event adequate production yields are not achieved, resulting in product shipment delays, our business, operating results and financial condition could be materially adversely affected.

FUTURE HARM COULD RESULT FROM ADDITIONAL ACQUISITIONS.

     An important element of our strategy is to review acquisition prospects that would complement our existing products, augment our market coverage and distribution ability or enhance our technological capabilities. For example, in April 2000 we completed the acquisition of approximately 97% of the outstanding capital stock of Fiber Optic Communications, Inc. a Republic of China corporation ("FOCI"). The purchase price we paid to the shareholders of

FOCI consisted of approximately $48.6 million in cash and approximately 2.33 million shares of our common stock having a value of approximately $248 million based on the average closing price of the common stock during the five days before and five days after the announcement of this acquisition. We expect that this acquisition will add approximately $6,500,000 of goodwill amortization charges per quarter. In April 2000, we signed definitive agreements to acquire Optronics International Corp., a manufacturer of laser diodes and transceivers and Quantum Optech Inc., a manufacturer of optical thin film coating and filters for DWDM, an industry acronym for dense wavelength division multiplexing. In May 2000, we completed the acquisition of Jolt Ltd., a company engaged in optical wireless communications. We expect the acquisition of Jolt, and the acquisitions of Optronics and Quantum, if successfully completed, to add an estimated additional $6,500,000 of goodwill amortization charges per quarter until fully amortized.

     In addition to the amortization of expenses related to goodwill and other intangible assets, these acquisitions and future acquisitions could have a material adverse effect on our business, financial condition and results of operations because of the

     o possible charges to operations similar to those incurred in connection with the Xyplex acquisition,
     o    potentially dilutive issuances of equity securities,
     o incurrence of debt and contingent liabilities and amortization expenses related to goodwill and other intangible assets,
     o difficulties assimilating the acquired operations, technologies and products,
     o    diversion of management's attention to other business concerns,
     o risks of entering markets in which we have no or limited prior experience,
     o    potential loss of key employees of acquired organizations, and
     o difficulties in honoring commitments made to customers by management of the acquired entity prior to the acquisition.

     We can give no assurance as to whether we can successfully integrate the products, technologies or personnel of any business that we might acquire in the future.

WE PRESENTLY HAVE NO PATENTS AND ARE DEPENDENT ON PROPRIETARY TECHNOLOGY.

     We currently hold no patents. We have filed two patent applications and a provisional patent application in the United States with respect to certain aspects of our technology. With the Xyplex acquisition, we acquired five additional provisional patent applications filed by Xyplex on certain aspects of its technology. We currently rely on copyrights, trade secrets and unpatented proprietary know-how, which may be duplicated by others. We employ various methods, including confidentiality agreements with employees and suppliers, to protect our proprietary know-how. Such methods may not afford complete protection, however, and others could independently develop such know-how or obtain access to it or independently develop technologies that are substantially equivalent or superior to our technology. In the event that protective measures are not successful, our business, operating results and financial condition could be materially and adversely affected. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent, as do the laws of the United States. We can give no assurance that any patents will be issued as a result of the pending applications, including the provisional patent application, or any future patent applications, or, if issued, will provide us with meaningful protection from competition. In addition, we can give no assurance that any patents issued to us or Xyplex will not be challenged, invalidated or circumvented.

     The electronics industry has been characterized by extensive litigation regarding patents and other intellectual property rights, and companies in the electronics industry have employed intellectual property litigation to gain a competitive advantage. United States patent applications are presently maintained in secrecy until the patents issue and the publication of inventions in technical or patent literature tends to lag behind such patent application filings by several months. Accordingly, we cannot be certain that we were the first inventor of inventions covered by pending United States patent applications or that we are not infringing on the patents of others. Litigation may be necessary to enforce any patents that may be issued to us or to enforce our other intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on our business, financial condition and results of operations regardless of the final outcome of such litigation. In the event that any of our products are found to infringe on the intellectual property rights of third parties, we would be required to seek a license with respect to such patented technology, or incur substantial costs to redesign the infringing products. We can give no assurance that any such license would be available on acceptable terms or at all, that any of our products could be redesigned on an economical basis or at all, or that any such redesigned products would be competitive with the products of our competitors.

WE ARE DEPENDENT ON CERTAIN MEMBERS OF OUR SENIOR MANAGEMENT.

     We are substantially dependent upon Dr. Shlomo Margalit, our Chairman of the Board of Directors and Chief Technical Officer, and Mr. Noam Lotan, our President and Chief Executive Officer. The loss of the services of either of these officers could have a material adverse effect on us. We have entered into employment agreements with Dr. Margalit and Mr. Lotan and are the beneficiary of key man life insurance policies in the amounts of $1,000,000 each on their lives. However, we can give no assurance that the proceeds from these policies will be sufficient to compensate us in the event of the death of any of these individuals, and the policies are not applicable in the event that any of them becomes disabled or is otherwise unable to render services to us.

OUR BUSINESS REQUIRES US TO ATTRACT AND RETAIN QUALIFIED PERSONNEL.

     Our ability to develop, manufacture and market our products and our ability to compete with our current and future competitors depends, and will depend, in large part, on our ability to attract and retain qualified personnel. Competition for qualified personnel in the networking and fiber optics industries is intense, and we will be required to compete for such personnel with companies having substantially greater financial and other resources than we do. If we should be unable to attract and retain qualified personnel, our business could be materially adversely affected. We can give no assurance that we will be able to attract and retain qualified personnel.

OUR ABILITY TO ISSUE PREFERRED STOCK COULD ADVERSELY AFFECT THE RIGHTS OF HOLDERS OF COMMON STOCK AND DETER A TAKE-OVER.

     We are authorized to issue up to 1,000,000 shares of preferred stock This preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the board of directors without further action by stockholders. The terms of any such series of preferred stock may include voting rights (including the right to vote as a series on particular matters), preferences as to dividend, liquidation, conversion and redemption rights and sinking fund provisions. No preferred stock is currently outstanding. The issuance of any such preferred stock could materially adversely affect the rights of the holders of our common stock, and therefore, reduce the value of our common stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell our assets to, a third party and thereby preserve control by the present management.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sales of shares of common stock by the selling stockholders.


                                 DIVIDEND POLICY

     We have never declared or paid cash dividends on our common stock since our inception. We currently intend to retain all of our earnings, if any, for use in the operation and expansion of our businesses and do not intend to pay any cash dividends to stockholders in the foreseeable future.

                           PRICE RANGE OF COMMON STOCK

     Our common stock is traded in the over-the-counter market and has been included in the Nasdaq National Market since February 28, 1994 under the symbol "MRVC." The following table sets forth the high and low closing sale prices of our common stock for the periods indicated as reported by the Nasdaq National Market. The prices have been adjusted to give retroactive effect to the two-for-one stock split effected on May 11, 2000.



                                                            HIGH               LOW
                                                          --------           -------
1998
First Quarter                                             $14.50             $10.57
Second Quarter                                             14.19               9.69
Third Quarter                                              12.00               2.53
Fourth Quarter                                              4.53               2.57

1999
First Quarter                                             $ 4.94              $2.97
Second Quarter                                              7.03               2.97
Third Quarter                                              12.41               6,32
Fourth Quarter                                             32.82               9.72

2000
First Quarter                                             $95.25             $25.88
Second Quarter                                             67.25              23.44
Third Quarter (through July 19, 2000)                      77.81              31.38



     At June 1, 2000, we had 3,270 stockholders of record, as indicated on the records of our transfer agent, who held, we believe, for over 13 million beneficial holders. On July 19, 2000, the last sale price of the common stock as reported on The Nasdaq National Market was $77.8125 per share.

                              SELLING STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of June 15, 2000. Information in the table concerning the selling stockholders and the shares they may offer from time to time hereunder is based on information provided to MRV by such stockholders. Because the selling stockholders may offer all or some of the shares pursuant to this prospectus, and to our knowledge there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares that may be held by the selling stockholders after completion of this offering, we can give no estimate as to the amount of shares that will be held by the selling stockholders after completion of this offering. Information concerning the selling stockholders may change from time to time and any changes of which we are advised will be set forth in a prospectus supplement to the extent required. Amounts in the table reflect our two-for-one stock split for stockholders of record on May 11, 2000.


                                                                           PERCENT
                                                                           OF OUT-
                                         NUMBER OF                        STANDING
                                          SHARES          NUMBER OF       SHARES
                                       BENEFICIALLY      SHARES BEING   TO BE OWNED
                                           OWNED          OFFERED BY       UPON
                                         PRIOR TO        THE SELLING    COMPLETION
    NAME OF SELLING STOCKHOLDER        THIS OFFERING     STOCKHOLDERS   OF OFFERING
    ---------------------------        -------------     ------------   -----------
    Bannister, Julie Elizabeth              62(1)              62          *
    Bell, Roger T.                     122,234(2)         122,234          *
    Chan, Juan-Chu                         696(1)             696          *
    Chan, Ken-Wang                         416(1)             416          *
    Chan, Li-Hsing                       2,780(1)           2,780          *
    Chan, Shu-Fang                         386(1)             386          *
    Chan, Ta-Wei                           346(1)             346          *
    Chan, Yi-Jen                         2,990(1)           2,990          *
    Chan, Yun-His                        4,244(1)           4,244          *
    Chang  Chien, Yu-Chun                  346(1)             346          *
    Chang  Chzang, Yu-Mei                  674(1)             674          *
    Chang Li, Chang-Lung                   206(1)             206          *
    Chang, Chao-Chin                       644(1)             644          *
    Chang, Chao-Chin                    10,504(1)          10,504          *
    Chang, Chau-Ying                     1,668(1)           1,668          *
    Chang, Cheng-Hung                    1,552(1)           1,552          *
    Chang, Chieh-Ming                      206(1)             206          *
    Chang, Chih-Kai                        624(1)             624          *
    Chang, Chih-Tsong                    1,292(1)           1,292          *
    Chang, Chin-Chi                        366(1)             366          *
    Chang, Chin-Chia                       258(1)             258          *
    Chang, Chin-Chung                      346(1)             346          *


                                                                          PERCENT
                                                                           OF OUT-
                                         NUMBER OF                        STANDING
                                          SHARES          NUMBER OF       SHARES
                                       BENEFICIALLY      SHARES BEING   TO BE OWNED
                                           OWNED          OFFERED BY       UPON
                                         PRIOR TO        THE SELLING    COMPLETION
    NAME OF SELLING STOCKHOLDER        THIS OFFERING     STOCKHOLDERS   OF OFFERING
    ---------------------------        -------------     ------------   -----------
    Chang, Ching-Hsien                     388(1)             388          *
    Chang, Chin-Huang                    4,010(1)           4,010          *
    Chang, Chin-Hung                     2,414(1)           2,414          *
    Chang, Chiung-Wen                      556(1)             556          *
    Chang, Chiu-Yueh                       346(1)             346          *
    Chang, Chi-Wen                         736(1)             736          *
    Chang, Chi-Yuan                        346(1)             346          *
    Chang, Chu-Chin                        206(1)             206          *
    Chang, Chun-Hsi                      2,070(1)           2,070          *
    Chang, Fon-Min                       1,292(1)           1,292          *
    Chang, Fu-Mei                          696(1)             696          *
    Chang, Hsiu-Chin                    15,512(1)          15,512          *
    Chang, Hsiu-Chuan                    2,044(1)           2,044          *
    Chang, Hsiu-Ling                        68(1)              68          *
    Chang, Hsiu-Wan                     16,656(1)          16,656          *
    Chang, Hsu-Hui                       1,182(1)           1,182          *
    Chang, Hui-Wen                         332(1)             332          *
    Chang, Jiann-Ling                      346(1)             346          *
    Chang, Jui-Nan                          88(1)              88          *
    Chang, Jui-Ping                      1,390(1)           1,390          *
    Chang, Jung Ho                         346(1)             346          *
    Chang, Jung-Jing                       346(1)             346          *
    Chang, Kevin                           346(1)             346          *
    Chang, Kuo-Fen                         138(1)             138          *
    Chang, Liang-Sheng                   6,302(1)           6,302          *
    Chang, Li-Chu                          258(1)             258          *
    Chang, Mauliu                        1,668(1)           1,668          *
    Chang, May-Lin                          82(1)              82          *
    Chang, Mei-Chou                      1,940(1)           1,940          *
    Chang, Mei-Chu                       1,738(1)           1,738          *
    Chang, Mei-Lan                       2,642(1)           2,642          *
    Chang, Mei-Yo                          416(1)             416          *
    Chang, Ming-Fang                       846(1)             846          *

                                                                           PERCENT
                                                                           OF OUT-
                                         NUMBER OF                        STANDING
                                          SHARES          NUMBER OF       SHARES
                                       BENEFICIALLY      SHARES BEING   TO BE OWNED
                                           OWNED          OFFERED BY       UPON
                                         PRIOR TO        THE SELLING    COMPLETION
    NAME OF SELLING STOCKHOLDER        THIS OFFERING     STOCKHOLDERS   OF OFFERING
    ---------------------------        -------------     ------------   -----------
    Chang, Ming-Hung                      138(1)             138          *
    Chang, Pa-China                     1,390(1)           1,390          *
    Chang, Pao-Yu                         834(1)             834          *
    Chang, Pi-Hui                      12,826(1)          12,826          *
    Chang, Ping-Sheng                      40(1)              40          *
    Chang, Shou-Hsiang                  4,590(1)           4,590          *
    Chang, Shu-Chen                       696(1)             696          *
    Chang, Shu-Hsing                    8,248(1)           8,248          *
    Chang, Shun-Ming                      856(1)             856          *
    Chang, Shyue-Ming                     416(1)             416          *
    Chang, Su-Ching                       696(1)             696          *
    Chang, Su-Fong                        486(1)             486          *
    Chang, Tsen Shiow-Ing              15,028(1)          15,028          *
    Chang, Wan-Hsin                        68(1)              68          *
    Chang, Wan-Yi                         696(1)             696          *
    Chang, Wei-Cheng                       48(1)              48          *
    Chang, Wen-Han                      3,476(1)           3,476          *
    Chang, Whi-Lin                        250(1)             250          *
    Chang, Yao-Ling                    12,412(1)          12,412          *
    Chang, Yi-Chen                      1,516(1)           1,516          *
    Chang, Yi-Hwa                         644(1)             644          *
    Chang, Yi-Nung                        696(1)             696          *
    Chang, Yu-Chao                         40(1)              40          *
    Chang, Yu-Cheng                       346(1)             346          *
    Chang, Yu-Feng                      1,042(1)           1,042          *
    Chang, Yu-Min                         158(1)             158          *
    Chang, Yung-Yu                      2,780(1)           2,780          *
    Chang, Yu-Ping                         68(1)              68          *
    Chang, Yu-Tseng                        76(1)              76          *
    Chang, Yu-Ying                      8,348(1)           8,348          *
    Chao, Chin-Shiao                      644(1)             644          *
    Chao, Hsing-Ming                      164(1)             164          *
    Chao, Li-Chune                      2,780(1)           2,780

                                                                          PERCENT
                                                                           OF OUT-
                                         NUMBER OF                        STANDING
                                          SHARES          NUMBER OF       SHARES
                                       BENEFICIALLY      SHARES BEING   TO BE OWNED
                                           OWNED          OFFERED BY       UPON
                                         PRIOR TO        THE SELLING    COMPLETION
    NAME OF SELLING STOCKHOLDER        THIS OFFERING     STOCKHOLDERS   OF OFFERING
    ---------------------------        -------------     ------------   -----------
    Chao, Ning-Liu                      1,920(1)           1,920          *
    Chao, Shang-Szu                     1,252(1)           1,252          *
    Chau, Chen-Yang                     3,490(1)           3,490          *
    Chen Chou, Li-Yun                   2,588(1)           2,588          *
    Chen Hsieh, Su-Ching                  480(1)             480          *
    Chen Lee, Su-Mei                      258(1)             258          *
    Chen, Angela                        5,174(1)           5,174          *
    Chen, Chao-Hsien                   39,130(1)          39,130          *
    Chen, Chao-Jen                        206(1)             206          *
    Chen, Chao-Pin                        138(1)             138          *
    Chen, Cheng-Feng                      512(1)             512          *
    Chen, Cheng-Keng                   12,310(1)          12,310          *
    Chen, Cheng-Ta                        514(1)             514          *
    Chen, Cheng-Wen                     1,292(1)           1,292          *
    Chen, Chen-Shing                    3,908(1)           3,908          *
    Chen, Chi-Chang                     4,080(1)           4,080          *
    Chen, Chieh-Kuei                      228(1)             228          *
    Chen, Chien-Yang                      542(1)             542          *
    Chen, Chih-Hsien                    1,062(1)           1,062          *
    Chen, Chih-Ping                       138(1)             138          *
    Chen, Chin-Chu                      2,084(1)           2,084          *
    Chen, Ching-I                          82(1)              82          *
    Chen, Ching-Yuan                      644(1)             644          *
    Chen, Chin-Lai                         68(1)              68          *
    Chen, Chin-Liang                      346(1)             346          *
    Chen, Chin-Pao                        278(1)             278          *
    Chen, Chin-Shu                        696(1)             696          *
    Chen, Chiu-Chin                     7,630(1)           7,630          *
    Chen, Chiu-Fang                     2,434(1)           2,434          *
    Chen, Chi-Yuan                        696(1)             696          *
    Chen, Chuan-Tien                      298(1)             298          *
    Chen, Chueh-Yu                        416(1)             416          *
    Chen, Chun-Cheng                      346(1)             346          *

                                                                          PERCENT
                                                                           OF OUT-
                                         NUMBER OF                        STANDING
                                          SHARES          NUMBER OF       SHARES
                                       BENEFICIALLY      SHARES BEING   TO BE OWNED
                                           OWNED          OFFERED BY       UPON
                                         PRIOR TO        THE SELLING    COMPLETION
    NAME OF SELLING STOCKHOLDER        THIS OFFERING     STOCKHOLDERS   OF OFFERING
    ---------------------------        -------------     ------------   -----------
    Chen, Chung-Chuan                     696(1)            696           *
    Chen, Chung-Hsing                   1,602(1)          1,602           *
    Chen, Chung-Yuan                      834(1)            834           *
    Chen, Chung-Yuan                      278(1)            278           *
    Chen, Chun-Jen                     48,326(1)         48,326           *
    Chen, Chun-Jung                       138(1)            138           *
    Chen, Chun-Mei                         58(1)             58           *
    Chen, Chun-Yu                         346(1)            346           *
    Chen, Fang-Chu                      3,922(1)          3,922           *
    Chen, Feng-Ying                       696(1)            696           *
    Chen, Han-Pin                       2,084(1)          2,084           *
    Chen, Ho Yueh-Ling                    138(1)            138           *
    Chen, Hsiang-Yin                      346(1)            346           *
    Chen, Hsian-Hsueh                   3,234(1)          3,234           *
    Chen, Hsiao                           290(1)            290           *
    Chen, Hsiao-San                       150(1)            150           *
    Chen, Hsing-Wen                       696(1)            696           *
    Chen, Hsin-Hua                        696(1)            696           *
    Chen, Hsiu-Fang                       346(1)            346           *
    Chen, Hsiu-Hao                        696(1)            696           *
    Chen, Hsiu-Ping                    13,070(1)         13,070           *
    Chen, Hsiu-Tsen                       644(1)            644           *
    Chen, Hsi-Yao                         644(1)            644           *
    Chen, Hui-Lin                         250(1)            250           *
    Chen, Hung-China                      138(1)            138           *
    Chen, Huo-Wen                         644(1)            644           *
    Chen, I-Chen                        2,084(1)          2,084           *
    Chen, Ing-Yeh                         644(1)            644           *
    Chen, Jen-Chung                     1,292(1)          1,292           *
    Chen, Jeng-An                         346(1)            346           *
    Chen, Jen-Kuen                        346(1)            346           *
    Chen, Jia, Hsiu                       416(1)            416           *
    Chen, Jin-Luan                         40(1)             40           *

                                                                          PERCENT
                                                                           OF OUT-
                                         NUMBER OF                        STANDING
                                          SHARES          NUMBER OF       SHARES
                                       BENEFICIALLY      SHARES BEING   TO BE OWNED
                                           OWNED          OFFERED BY       UPON
                                         PRIOR TO        THE SELLING    COMPLETION
    NAME OF SELLING STOCKHOLDER        THIS OFFERING     STOCKHOLDERS   OF OFFERING
    ---------------------------        -------------     ------------   -----------
    Chen, Joanne F                     4,662(1)           4,662          *
    Chen, Jui-Yun                        932(1)             932          *
    Chen, Kuang-Ming                     138(1)             138          *
    Chen, Kuo Ming-Chu                 9,190(1)           9,190          *
    Chen, Kuo-Yuan                        88(1)              88          *
    Chen, Kwo-Hua                         68(1)              68          *
    Chen, Lesley                       2,780(1)           2,780          *
    Chen, Lian-Chuan                   2,588(1)           2,588          *
    Chen, Lih-Lin                        416(1)             416          *
    Chen, Li-Hung                      1,940(1)           1,940          *
    Chen, Li-Ju                          138(1)             138          *
    Chen, Ling-Na                         68(1)              68          *
    Chen, Li-Wen                       1,892(1)           1,892          *
    Chen, Man-Tsu                        158(1)             158          *
    Chen, Mau-Shiung                  15,658(1)          15,658          *
    Chen, Mei-Chiao                      138(1)             138          *
    Chen, Mei-Hsiang                     582(1)             582          *
    Chen, Mei-Jy                          54(1)              54          *
    Chen, Mei-Yuan                       164(1)             164          *
    Chen, Meng-Chieh                     346(1)             346          *
    Chen, Nei-Yu                         696(1)             696          *
    Chen, Nicholas                     6,470(1)           6,470          *
    Chen, Pai-Chou                       346(1)             346          *
    Chen, Pao-Kuei                       644(1)             644          *
    Chen, Pao-Lung                        68(1)              68          *
    Chen, Pi-Lien                        422(1)             422          *
    Chen, Pin-Chun                       250(1)             250          *
    Chen, Ping-Heng                      416(1)             416          *
    Chen, Ping-Hung                      278(1)             278          *
    Chen, Pin-Hsiu                       346(1)             346          *
    Chen, Roger                        3,880(1)           3,880          *
    Chen, San-Ming                       666(1)             666          *
    Chen, Shih-Tsung                      68(1)              68          *

                                                                          PERCENT
                                                                           OF OUT-
                                         NUMBER OF                        STANDING
                                          SHARES          NUMBER OF       SHARES
                                       BENEFICIALLY      SHARES BEING   TO BE OWNED
                                           OWNED          OFFERED BY       UPON
                                         PRIOR TO        THE SELLING    COMPLETION
    NAME OF SELLING STOCKHOLDER        THIS OFFERING     STOCKHOLDERS   OF OFFERING
    ---------------------------        -------------     ------------   -----------
    Chen, Shiou-Lin                     1,334(1)          1,334           *
    Chen, Shu-Chen                        644(1)            644           *
    Chen, Shuenn Der                      346(1)            346           *
    Chen, Shu-Han                         346(1)            346           *
    Chen, Shui-Yuan                     2,406(1)          2,406           *
    Chen, Shu-Jen                         696(1)            696           *
    Chen, Shu-Ju                          258(1)            258           *
    Chen, Shu-Mei                       1,598(1)          1,598           *
    Chen, Shu-Miao                        128(1)            128           *
    Chen, Shu-Ping                        346(1)            346           *
    Chen, Shu-Wei                          68(1)             68           *
    Chen, Shu-Yen                         644(1)            644           *
    Chen, Shu-Yuan                        164(1)            164           *
    Chen, Siu-Tzu                         902(1)            902           *
    Chen, Stephanie                     6,470(1)          6,470           *
    Chen, Su-Chen                         644(1)            644           *
    Chen, Szu-Chien                     2,084(1)          2,084           *
    Chen, Szu-Fu                        3,880(1)          3,880           *
    Chen, Ta-Pang                         696(1)            696           *
    Chen, Teng-Feng                     1,252(1)          1,252           *
    Chen, Teresa                        6,470(1)          6,470           *
    Chen, Tung-Hsien                    1,042(1)          1,042           *
    Chen, Tzu Yu                        1,930(1)          1,930           *
    Chen, Tzu-Ling                        834(1)            834           *
    Chen, Wei-Kuang                     1,668(1)          1,668           *
    Chen, We-Lin                           82(1)             82           *
    Chen, Wen-Hsiang                    2,844(1)          2,844           *
    Chen, Wen-Hsiang                    2,084(1)          2,084           *
    Chen, Wen-Yin                         278(1)            278           *
    Chen, Yang Li-Chan                    346(1)            346           *
    Chen, Yan-Wen                         206(1)            206           *
    Chen, Yao-Chuan                       346(1)            346           *
    Chen, Yi-Ching                         26(1)             26           *

                                                                          PERCENT
                                                                           OF OUT-
                                         NUMBER OF                        STANDING
                                          SHARES          NUMBER OF       SHARES
                                       BENEFICIALLY      SHARES BEING   TO BE OWNED
                                           OWNED          OFFERED BY       UPON
                                         PRIOR TO        THE SELLING    COMPLETION
    NAME OF SELLING STOCKHOLDER        THIS OFFERING     STOCKHOLDERS   OF OFFERING
    ---------------------------        -------------     ------------   -----------
    Chen, Yi-Ching                        2,224(1)          2,224          *
    Chen, Yi-Ehuan                          644(1)            644          *
    Chen, Yin-Shih                        2,588(1)          2,588          *
    Chen, Yuan-Yu                           138(1)            138          *
    Chen, Yu-Chun                         1,738(1)          1,738          *
    Chen, Yueh-Li                           500(1)            500          *
    Chen, Yueh-Sheng                      1,892(1)          1,892          *
    Chen, Yueh-Te                        18,466(1)         18,466          *
    Chen, Yu-Hua                            124(1)            124          *
    Chen, Yu-Li                              62(1)             62          *
    Chen, Yun-Yi                            258(1)            258          *
    Chen, Yu-Shan                           346(1)            346          *
    Chen, Yu-Wen                            206(1)            206          *
    Cheng, Chien-Hsun                     1,014(1)          1,014          *
    Cheng, Chih-Min                         596(1)            596          *
    Cheng, Chun-Yen                         402(1)            402          *
    Cheng, Fu-Mei                            68(1)             68          *
    Cheng, Hsiao Huan                       696(1)            696          *
    Cheng, Hsing-Chi                        346(1)            346          *
    Cheng, Hsin-Yu                          206(1)            206          *
    Cheng, Hsiu-Chih                        346(1)            346          *
    Cheng, Hsiu-Chih                        696(1)            696          *
    Cheng, Hui-Fen                        2,238(1)          2,238          *
    Cheng, Hui-Wan                        2,238(1)          2,238          *
    Cheng, Jung-Shien                     3,792(1)          3,792          *
    Cheng, Lan-Fang                         696(1)            696          *
    Cheng, Lin Hsin-Chiao                 5,280(1)          5,280          *
    Cheng, Mei-Yun                           62(1)             62          *
    Cheng, Pei-Chi                          138(1)            138          *
    Cheng, Ping-Shin                        736(1)            736          *
    Cheng, Shi-Jen                       13,542(1)         13,542          *
    Cheng, Shu-Hua                          346(1)            346          *
    Cheng, Tsun-Chou                        138(1)            138          *

                                                                          PERCENT
                                                                           OF OUT-
                                         NUMBER OF                        STANDING
                                          SHARES          NUMBER OF       SHARES
                                       BENEFICIALLY      SHARES BEING   TO BE OWNED
                                           OWNED          OFFERED BY       UPON
                                         PRIOR TO        THE SELLING    COMPLETION
    NAME OF SELLING STOCKHOLDER        THIS OFFERING     STOCKHOLDERS   OF OFFERING
    ---------------------------        -------------     ------------   -----------
    Cheng, Wen-Kui                        2,798(1)          2,798           *
    Cheng, Yu-Chin                          346(1)            346           *
    Cheng, Yueh-Yueh                        128(1)            128           *
    Cheng, Yu-Ling                        3,734(1)          3,734           *
    Chi, Wen-Tsun                           696(1)            696           *
    Chia, Mei-Ling                          138(1)            138           *
    Chiang, Bor-Fang                      3,352(1)          3,352           *
    Chiang, Chai-Yun                        666(1)            666           *
    Chiang, Chen-Kuo                        278(1)            278           *
    Chiang, Chia-An                          68(1)             68           *
    Chiang, Chiu-Kuai                        68(1)             68           *
    Chiang, Feng-Shih                    12,072(1)         12,072           *
    Chiang, Feng-Yi                         346(1)            346           *
    Chiang, Fu-Ming                         696(1)            696           *
    Chiang, His-Lin                         138(1)            138           *
    Chiang, Hsin-Min                        386(1)            386           *
    Chiang, Hung-Yi                         158(1)            158           *
    Chiang, I-Ping                          578(1)            578           *
    Chiang, Kuo-Feng                      1,042(1)          1,042           *
    Chiang, Miao-Ching                      644(1)            644           *
    Chiang, Min-Chu                         360(1)            360           *
    Chiang, Ming-Chung                      696(1)            696           *
    Chiang, Sherry                        1,390(1)          1,390           *
    Chiang, Shu-Chung                       138(1)            138           *
    Chiang, Su-Ping                         696(1)            696           *
    Chien, Che-Ju                           346(1)            346           *
    Chien, Ching-Hsuan                    1,292(1)          1,292           *
    Chien, Chu-Chin                       1,182(1)          1,182           *
    Chien, Jui-Hsien                      3,428(1)          3,428           *
    Chien, Li-Hsueh                         696(1)            696           *
    Chien, Li-Pi                            206(1)            206           *
    Chien, Mei-Fang                         346(1)            346           *
    Chien, Shun Li                          696(1)            696           *

                                                                          PERCENT
                                                                           OF OUT-
                                         NUMBER OF                        STANDING
                                          SHARES          NUMBER OF       SHARES
                                       BENEFICIALLY      SHARES BEING   TO BE OWNED
                                           OWNED          OFFERED BY       UPON
                                         PRIOR TO        THE SELLING    COMPLETION
    NAME OF SELLING STOCKHOLDER        THIS OFFERING     STOCKHOLDERS   OF OFFERING
    ---------------------------        -------------     ------------   -----------
    Chien, Tsan-Chao                     2,602(1)           2,602          *
    Chien, Tsung-Hsien                      48(1)              48          *
    Chien, Tzu-Lin                         778(1)             778          *
    Chien, Wei-Chih                      7,762(1)           7,762          *
    Chien, Wen-Kuang                     2,294(1)           2,294          *
    Chien, Wen-Lu                        5,914(1)           5,914          *
    Chien, Yu-Hsiu                         346(1)             346          *
    Chin, Su-Chin                          696(1)             696          *
    Chiou, Kun-Long                      1,988(1)           1,988          *
    Chiou, Shih-Pin                        138(1)             138          *
    Chiu, An-Lai                            82(1)              82          *
    Chiu, An-Yen                           644(1)             644          *
    Chiu, Chang Ying-Hua                   416(1)             416          *
    Chiu, Chien-Hsiung                   9,928(1)           9,928          *
    Chiu, Ho-Huei                        5,900(1)           5,900          *
    Chiu, Hsiu-Chin                        346(1)             346          *
    Chiu, Hsiu-Lan                          76(1)              76          *
    Chiu, Jui-Che                          778(1)             778          *
    Chiu, Mei-Chuan                         68(1)              68          *
    Chiu, Ming-Chun                      2,002(1)           2,002          *
    Chiu, Ming-En                          206(1)             206          *
    Chiu, Po-Lin                           346(1)             346          *
    Chiu, Su-Fang                          164(1)             164          *
    Chiu, Wen-Chao                       1,252(1)           1,252          *
    Chiu, Wen-Fei                          138(1)             138          *
    Chiu, Wen-Hsiu                         582(1)             582          *
    Chiu, Yi-Ping                           68(1)              68          *
    Chne, Pao-Chia                         346(1)             346          *
    Cho, Ya-Hui                          1,292(1)           1,292          *
    Chou Wong, Miao-Hwa                    644(1)             644          *
    Chou, Cheng-Chieh                    2,642(1)           2,642          *
    Chou, Chien-Chih                       346(1)             346          *
    Chou, Ching-Fa                         834(1)             834          *

                                                                          PERCENT
                                                                           OF OUT-
                                         NUMBER OF                        STANDING
                                          SHARES          NUMBER OF       SHARES
                                       BENEFICIALLY      SHARES BEING   TO BE OWNED
                                           OWNED          OFFERED BY       UPON
                                         PRIOR TO        THE SELLING    COMPLETION
    NAME OF SELLING STOCKHOLDER        THIS OFFERING     STOCKHOLDERS   OF OFFERING
    ---------------------------        -------------     ------------   -----------
    Chou, Feng                         2,128(1)            2,128         *
    Chou, Heng-Sheng                     138(1)              138         *
    Chou, Hsia-Ching                   1,034(1)            1,034         *
    Chou, Kuei-Yuan                       48(1)               48         *
    Chou, Kun-Cheng                      164(1)              164         *
    Chou, Kuo-Chen                     4,224(1)            4,224         *
    Chou, Shu-Hui                      1,390(1)            1,390         *
    Chou, Tung-Ping                      278(1)              278         *
    Chou, Yeh-Hsiu                       206(1)              206         *
    Chou, Yen-Fang                       278(1)              278         *
    Chou, Yen-Lin                      2,084(1)            2,084         *
    Chou, Yueh-China                      68(1)               68         *
    Chu, Chang-Kuo                       556(1)              556         *
    Chu, Cheng-Ta                        128(1)              128         *
    Chu, Hsiu-Yu                         138(1)              138         *
    Chu, Jo-Ying                         138(1)              138         *
    Chu, Jun-Ti                          696(1)              696         *
    Chu, Mu-Shen                       1,042(1)            1,042         *
    Chu, Nai-Cheng                     1,042(1)            1,042         *
    Chu, Pao-Chuan                       696(1)              696         *
    Chu, Shian-Kuang                   1,940(1)            1,940         *
    Chu, Shih-Hsiung                  12,494(1)           12,494         *
    Chu, Shih-I                          984(1)              984         *
    Chu, Shu-Hui                         138(1)              138         *
    Chu, Su-Hsien                         68(1)               68         *
    Chu, Yu-Cheng                         88(1)               88         *
    Chu, Yu-Mei                          138(1)              138         *
    Chuan, Jia-Rong                      258(1)              258         *
    Chuang, Chien-Chen                   164(1)              164         *
    Chuang, Chien-Liang                5,008(1)            5,008         *
    Chuang, Ching-Hua                    480(1)              480         *
    Chuang, Ching-Lin                    696(1)              696         *

                                                                          PERCENT
                                                                           OF OUT-
                                         NUMBER OF                        STANDING
                                          SHARES          NUMBER OF       SHARES
                                       BENEFICIALLY      SHARES BEING   TO BE OWNED
                                           OWNED          OFFERED BY       UPON
                                         PRIOR TO        THE SELLING    COMPLETION
    NAME OF SELLING STOCKHOLDER        THIS OFFERING     STOCKHOLDERS   OF OFFERING
    ---------------------------        -------------     ------------   -----------
    Chuang, Chun-Jung                         250(1)          250             *
    Chuang, Ming-Huang                        556(1)          556             *
    Chuang, Ming-Yu                            68(1)           68             *
    Chuang, Pao-Tsai                        3,234(1)        3,234             *
    Chuang, Shih-Chia                         128(1)          128             *
    Chuang, Shih-Hong                      21,796(1)       21,796             *
    Chuang, Tsui-Yueh                          40(1)           40             *
    Chuang, Ya -Wen                        21,796(1)       21,796             *
    Chuang, Yao-Chen                          696(1)          696             *
    Chuang, Ying-Chang                         82(1)           82             *
    Chuang, Yu-Chih                         3,616(1)        3,616             *
    Chun Gee Enterprise Co., Ltd.           1,042(1)        1,042             *
    Chung, Cheng-Hsin                         416(1)          416             *
    Chung, Chien-Chih                         346(1)          346             *
    Chung, Ching-Fu                        16,024(1)       16,024             *
    Chung, Chun-Chieh                         138(1)          138             *
    Chung, Mei-Chiung                         138(1)          138             *
    Chung, Mei-Eng                            138(1)          138             *
    Chung, Mei-Yun                            644(1)          644             *
    Chung, Shu-Chuan                          416(1)          416             *
    Chung, Wan-Ling                           206(1)          206             *
    Chung, Yu-Chuan                           128(1)          128             *
    Chung, Yu-Min                             696(1)          696             *
    Chuo, Sun-Yu                              696(1)          696             *
    Chuu, An-Yue                              416(1)          416             *
    Dai, Fang-Mei                           1,292(1)        1,292             *
    Dai, Ming-Jen                             174(1)          174             *
    Daniel Chiu                               346(1)          346             *
    Ding, Chung-Dung                          164(1)          164             *
    Dong, Der-Chang                            20(1)           20             *
    Doong, Yih-Ching                        2,084(1)        2,084             *
    Du, Jin-Zhi                             8,132(1)        8,132             *
    Du, Wan-Sheng                           6,470(1)        6,470             *
    Duh, Biing-En                             346(1)          346             *

                                                                          PERCENT
                                                                           OF OUT-
                                         NUMBER OF                        STANDING
                                          SHARES          NUMBER OF       SHARES
                                       BENEFICIALLY      SHARES BEING   TO BE OWNED
                                           OWNED          OFFERED BY       UPON
                                         PRIOR TO        THE SELLING    COMPLETION
    NAME OF SELLING STOCKHOLDER        THIS OFFERING     STOCKHOLDERS   OF OFFERING
    ---------------------------        -------------     ------------   -----------

    Duh, Biing-Hann                        346(1)            346             *
    Duh, Yuh-Shyuan                        346(1)            346             *
    Fan, Chen-Tang                         486(1)            486             *
    Fan, Fu-Shun                         1,062(1)          1,062             *
    Fan, Hua-Lin                            40(1)             40             *
    Fan, Jui-Chi                           346(1)            346             *
    Fan, Kuang-Ying                        624(1)            624             *
    Fan, Pi-Yen                            386(1)            386             *
    Fan, Su-Jyn                            644(1)            644             *
    Fan, Yang-Liang                        764(1)            764             *
    Fang, Chih-Liang                       666(1)            666             *
    Fang, Chih-Sheng                       164(1)            164             *
    Fang, Hsiao-Min                         68(1)             68             *
    Fang, Hui-Ju                           138(1)            138             *
    Fang, Mei-Yu                            88(1)             88             *
    Fang, Ming-Chin                      1,042(1)          1,042             *
    Fang, Wen-Chang                        896(1)            896             *
    Fann, Chen-Shin                        416(1)            416             *
    Feng, Chi-Ju                         1,152(1)          1,152             *
    Feng, Chun-Chen                        346(1)            346             *
    Feng, Han-Yuan                       1,252(1)          1,252             *
    Feng, Hsiao-Ling                    14,186(1)         14,186             *
    Feng, Hsiu-Chin                        346(1)            346             *
    Feng, Jo-Yu                         16,802(1)         16,802             *
    Feng, Min-Hui                          346(1)            346             *
    Fu, Chi-Chen                         1,042(1)          1,042             *
    Fu, Chien-Tung                         346(1)            346             *
    Fu, Kun-Tai                            138(1)            138             *
    Fu, Lan-Ya                           4,660(1)          4,660             *
    Fu, Mei-Yu                             672(1)            672             *
    Fu, Tseng Jui-Ai                     1,042(1)          1,042             *
    Fu, Yu-Ling                         12,940(1)         12,940             *
    Fu, Yung-Mou                           258(1)            258             *

                                                                          PERCENT
                                                                           OF OUT-
                                         NUMBER OF                        STANDING
                                          SHARES          NUMBER OF       SHARES
                                       BENEFICIALLY      SHARES BEING   TO BE OWNED
                                           OWNED          OFFERED BY       UPON
                                         PRIOR TO        THE SELLING    COMPLETION
    NAME OF SELLING STOCKHOLDER        THIS OFFERING     STOCKHOLDERS   OF OFFERING
    ---------------------------        -------------     ------------   -----------
    Fun, Yung-Sin                          4,172(1)          4,172           *
    Gao, Huang Chin-Hua                    4,172(1)          4,172           *
    Gau Reay-Long                          2,420(1)          2,420           *
    Gea, Leh-Fang                          1,146(1)          1,146           *
    Ger, Rong-Jen                             88(1)             88           *
    Gung, Shing-Hung                          68(1)             68           *
    Haegi, Jean-Daniel                   122,334(2)        122,334           *
    Hai, Jung-Chang                          416(1)            416           *
    Han, Chang-Chuang                     39,082(1)         39,082           *
    Han, Ming-Te                             164(1)            164           *
    Ho, Cheng-Ling                           138(1)            138           *
    Ho, Ching-Chung                       19,076(1)         19,076           *
    Ho, Chu Jui-Chin                         138(1)            138           *
    Ho, Fu-Sen                             5,304(1)          5,304           *
    Ho, Huang-Pin                            346(1)            346           *
    Ho, Jung-Mao                             206(1)            206           *
    Ho, Li-Hung                              346(1)            346           *
    Ho, Mei-Shu                              696(1)            696           *
    Ho, Min- Shih                        148,352(1)        148,352           *
    Ho, Ming-Huang                           500(1)            500           *
    Ho, Pin-Ying                           8,348(1)          8,348           *
    Ho, Yuan-Kuang                           586(1)            586           *
    Hong Chien, Su-Feng                   10,854(1)         10,854           *
    Hong, Cheng-Fang                         278(1)            278           *
    Hong, Ching-Shan                      16,436(1)         16,436           *
    Hong, Shih-Hung                       11,756(1)         11,756           *
    Hong, Wen-San                          4,868(1)          4,868           *
    Hou , Kun- Yu                            696(1)            696           *
    Hou, Jan-Pu                           16,698(1)         16,698           *
    Hou, Rong-Huei                            68(1)             68           *
    Hou, Shtn-Mei                            696(1)            696           *
    Hou, Shu-Ping                            258(1)            258           *
    Hsaio, Li-Yu                             346(1)            346           *
    Hsiang, Hsuan-Hsuan                      834(1)            834           *


                                                                          PERCENT
                                                                           OF OUT-
                                         NUMBER OF                        STANDING
                                          SHARES          NUMBER OF       SHARES
                                       BENEFICIALLY      SHARES BEING   TO BE OWNED
                                           OWNED          OFFERED BY       UPON
                                         PRIOR TO        THE SELLING    COMPLETION
    NAME OF SELLING STOCKHOLDER        THIS OFFERING     STOCKHOLDERS   OF OFFERING
    ---------------------------        -------------     ------------   -----------

    Hsiao, Chi-Chung                      1,920(1)          1,920            *
    Hsiao, Chih-Kuang                     2,684(1)          2,684            *
    HSIAO, Hsiu-Wen                         258(1)            258            *
    Hsiao, Jei-I                            346(1)            346            *
    Hsiao, Jung-Li                          346(1)            346            *
    Hsiao, Li-Ling                        1,666(1)          1,666            *
    Hsiao, Li-Wen                         2,502(1)          2,502            *
    Hsiao, Pin-Hung                       1,390(1)          1,390            *
    Hsiao, Sheno-Yang                     1,042(1)          1,042            *
    Hsiao, Yu-Chu                           332(1)            332            *
    Hsieh, An-Na                          2,780(1)          2,780            *
    Hsieh, Chia-Hung                         68(1)             68            *
    Hsieh, Chia-Ling                         68(1)             68            *
    Hsieh, Chi-Chang                        346(1)            346            *
    Hsieh, Chi-Mour                       3,894(1)          3,894            *
    Hsieh, Chun-Fu                          346(1)            346            *
    Hsieh, Chung-Hsin                     3,634(1)          3,634            *
    Hsieh, Hsin-Chuan                       138(1)            138            *
    Hsieh, Hsiu-Chuan                       258(1)            258            *
    Hsieh, Hsiu-Tuan                        346(1)            346            *
    Hsieh, Hsueh-Yuan                       834(1)            834            *
    Hsieh, Hsu-Ming                          68(1)             68            *
    Hsieh, Hui-Wen                          696(1)            696            *
    Hsieh, Hung-Ta                           68(1)             68            *
    Hsieh, Jen-Te                         1,946(1)          1,946            *
    Hsieh, Jui-Chiang                     1,940(1)          1,940            *
    Hsieh, Jui-Hsin                         258(1)            258            *
    Hsieh, Lee-Hsueh                        416(1)            416            *
    Hsieh, Tsuey-Chin                     1,292(1)          1,292            *
    Hsieh, Tsung-Ju                         516(1)            516            *
    Hsieh, Wan-Ju                           764(1)            764            *
    Hsieh, Yen-Feng                         258(1)            258            *
    Hsieh, Yen-Yu                           258(1)            258            *

                                                                          PERCENT
                                                                           OF OUT-
                                         NUMBER OF                        STANDING
                                          SHARES          NUMBER OF       SHARES
                                       BENEFICIALLY      SHARES BEING   TO BE OWNED
                                           OWNED          OFFERED BY       UPON
                                         PRIOR TO        THE SELLING    COMPLETION
    NAME OF SELLING STOCKHOLDER        THIS OFFERING     STOCKHOLDERS   OF OFFERING
    ---------------------------        -------------     ------------   -----------
    Hsieh, Yi-Hsu                            258(1)           258            *
    Hsieh, Yu-Chen                           138(1)           138            *
    Hsiu Lien, Ho-Lin                     78,298(1)        78,298            *
    Hsiung, Te-Yuan                          722(1)           722            *
    Hsiung, Yung-Yin                          40(1)            40            *
    Hsu Huang, Fen-Tzu                       346(1)           346            *
    Hsu, A-Chao                              386(1)           386            *
    Hsu, Chang Yu-Mei                     20,406(1)        20,406            *
    Hsu, Chang-Kou                            68(1)            68            *
    Hsu, Chang-Min                           346(1)           346            *
    Hsu, Chao-Hsiung                       5,564(1)         5,564            *
    Hsu, Cheng-Nan                           644(1)           644            *
    Hsu, Cheng-Yu                            138(1)           138            *
    Hsu, Chien-Yuan                        2,084(1)         2,084            *
    Hsu, Chih-Neng                           416(1)           416            *
    Hsu, Ching-Shan                          696(1)           696            *
    Hsu, Chiung-Sheng                        110(1)           110            *
    Hsu, Chung-Jen                           138(1)           138            *
    Hsu, Chun-Huei                         1,292(1)         1,292            *
    Hsu, Fei-Chang                        10,574(1)        10,574            *
    Hsu, Feng Chiao-Mei                      486(1)           486            *
    Hsu, His-Mei                          14,072(1)        14,072            *
    Hsu, Ho Chin-Chen                     10,092(1)        10,092            *
    Hsu, Hsiao-Mei                         3,998(1)         3,998            *
    Hsu, Hsien-Min                           834(1)           834            *
    Hsu, Hsin-Fang                           346(1)           346            *
    Hsu, Hsiu-Chu                            138(1)           138            *
    Hsu, Hsiu-Wei                          4,702(1)         4,702            *
    Hsu, Hui-Yu                              178(1)           178            *
    Hsu, Hung-Kuang                          680(1)           680            *
    Hsu, Ing-Ling                            834(1)           834            *
    Hsu, Ju-Hui                              696(1)           696            *
    Hsu, Kuai-Fen                          1,292(1)         1,292            *


                                                                          PERCENT
                                                                           OF OUT-
                                         NUMBER OF                        STANDING
                                          SHARES          NUMBER OF       SHARES
                                       BENEFICIALLY      SHARES BEING   TO BE OWNED
                                           OWNED          OFFERED BY       UPON
                                         PRIOR TO        THE SELLING    COMPLETION
    NAME OF SELLING STOCKHOLDER        THIS OFFERING     STOCKHOLDERS   OF OFFERING
    ---------------------------        -------------     ------------   -----------

    Hsu, Kuei-Fang                          222(1)            222            *
    Hsu, Kun                                596(1)            596            *
    Hsu, Kun-Shan                           666(1)            666            *
    Hsu, Kuo-Chen                           644(1)            644            *
    Hsu, Lung-Chuan                         386(1)            386            *
    Hsu, Mao-Sen                            298(1)            298            *
    Hsu, Mao-Sheng                        6,720(1)          6,720            *
    Hsu, Ming-Hsing                         332(1)            332            *
    Hsu, Pao-Pei                            416(1)            416            *
    Hsu, Pi-Fang                            346(1)            346            *
    Hsu, Po-Cheng                         1,130(1)          1,130            *
    Hsu, Po-Ching                         1,738(1)          1,738            *
    Hsu, Pon-Ming                           138(1)            138            *
    Hsu, Ron-Huei                         3,234(1)          3,234            *
    Hsu, Shih-Hsiung                      3,088(1)          3,088            *
    Hsu, Shu-Ju                             138(1)            138            *
    Hsu, Shyang-Ho                        9,058(1)          9,058            *
    Hsu, Sung-Chu                           346(1)            346            *
    Hsu, Su-Yu                              206(1)            206            *
    Hsu, Szu-Yun                          3,234(1)          3,234            *
    Hsu, Ta-Lu                              486(1)            486            *
    Hsu, Tien-Yi                          1,592(1)          1,592            *
    Hsu, Tsui-Ling                        3,234(1)          3,234            *
    Hsu, Tsun-Tzu                           346(1)            346            *
    Hsu, Wei-Chang                          138(1)            138            *
    Hsu, Wei-Lien                           138(1)            138            *
    Hsu, Wen-Chung                          696(1)            696            *
    Hsu, Yen-Chuan                        1,292(1)          1,292            *
    Hsu, Yen-Hua                         70,226(1)         70,226            *
    Hsu, Yeo-Jen                            346(1)            346            *
    Hsu, Yi-Hsin                         24,134(1)         24,134            *
    Hsu, Yueh-Shin                          644(1)            644            *
    Hsu, Yung-Lin                           644(1)            644            *


                                                                          PERCENT
                                                                           OF OUT-
                                         NUMBER OF                        STANDING
                                          SHARES          NUMBER OF       SHARES
                                       BENEFICIALLY      SHARES BEING   TO BE OWNED
                                           OWNED          OFFERED BY       UPON
                                         PRIOR TO        THE SELLING    COMPLETION
    NAME OF SELLING STOCKHOLDER        THIS OFFERING     STOCKHOLDERS   OF OFFERING
    ---------------------------        -------------     ------------   -----------
     Hsu, Yu-Wei                           3,234(1)         3,234            *
     Hsuch, Hui-Che                          346(1)           346            *
     Hu, Chin-Fen                            346(1)           346            *
     Hu, I-Hsin                               68(1)            68            *
     Hu, Jih-Hsiang                           68(1)            68            *
     Hu, Man-Chun                            346(1)           346            *
     Hu, Nai-Yun                             644(1)           644            *
     Hu, Tsai-Chiang                       2,084(1)         2,084            *
     Hu, Wei-Hu                            1,940(1)         1,940            *
     Hu, Yu-Chen                             924(1)           924            *
     Huang  Tung, Chi-Hsin                   696(1)           696            *
     Huang Chen, Shui-Lien                   416(1)           416            *
     Huang, An-Ni                          1,390(1)         1,390            *
     Huang, C.F                              346(1)           346            *
     Huang, Chang-Chih                        68(1)            68            *
     Huang, Chen-Yueh                      3,172(1)         3,172            *
     Huang, Chien-Jung                       128(1)           128            *
     Huang, Chin-Chih                        696(1)           696            *
     Huang, Ching-Chiang                     696(1)           696            *
     Huang, Ching-Huang                      834(1)           834            *
     Huang, Ching-Lien                       346(1)           346            *
     Huang, Ching-Ling                       206(1)           206            *
     Huang, Ching-Sen                      8,000(1)         8,000            *
     Huang, Chiung-Hui                       556(1)           556            *
     Huang, Chiu-Yun                         834(1)           834            *
     Huang, Chu-Chen                         164(1)           164            *
     Huang, Chun-Cheng                     2,294(1)         2,294            *
     Huang, Chun-Hsieh                       138(1)           138            *
     Huang, Chun-Jung                         68(1)            68            *
     Huang, Hai-Yun                          696(1)           696            *
     Huang, His                              696(1)           696            *
     Huang, Hsin-Yin                          68(1)            68            *
     Huang, Hsiu-Hui                         332(1)           332            *

                                                                          PERCENT
                                                                           OF OUT-
                                         NUMBER OF                        STANDING
                                          SHARES          NUMBER OF       SHARES
                                       BENEFICIALLY      SHARES BEING   TO BE OWNED
                                           OWNED          OFFERED BY       UPON
                                         PRIOR TO        THE SELLING    COMPLETION
    NAME OF SELLING STOCKHOLDER        THIS OFFERING     STOCKHOLDERS   OF OFFERING
    ---------------------------        -------------     ------------   -----------
     Huang, Huei-Hung                        346(1)           346            *
     Huang, Hui-Lan                        1,668(1)         1,668            *
     Huang, I-Cheng                        1,184(1)         1,184            *
     Huang, Jean                           2,588(1)         2,588            *
     Huang, Jen-Tsung                      1,794(1)         1,794            *
     Huang, Jian-Wen                         644(1)           644            *
     Huang, John                             258(1)           258            *
     Huang, Jung-Nan                         696(1)           696            *
     Huang, King-Cheng                     7,440(1)         7,440            *
     Huang, Ko-Wei                           138(1)           138            *
     Huang, Kuei-Hsin                        974(1)           974            *
     Huang, Kuo-Hao                          486(1)           486            *
     Huang, Li-Na                            696(1)           696            *
     Huang, Ling-Hsien                        62(1)            62            *
     Huang, Mei-Er                         1,530(1)         1,530            *
     Huang, Mei-Hui                          206(1)           206            *
     Huang, Mei-Lin                          346(1)           346            *
     Huang, Ming-Kun                         346(1)           346            *
     Huang, Ming-Ren                         346(1)           346            *
     Huang, Pai-Han                          278(1)           278            *
     Huang, Ping-Kun                       1,034(1)         1,034            *
     Huang, Sheng-Feng                       644(1)           644            *
     Huang, Shih-Chen                        834(1)           834            *
     Huang, Shih-Ming                        346(1)           346            *
     Huang, Shin-Chi                         128(1)           128            *
     Huang, Shu-Chen                         346(1)           346            *
     Huang, Shu-Ping                         138(1)           138            *
     Huang, Shu-Ting                          96(1)            96            *
     Huang, Tai-Fu                            40(1)            40            *
     Huang, Tau-Hui                          346(1)           346            *
     Huang, Wei-Meng                         346(1)           346            *
     Huang, Wei-Ping                       1,042(1)         1,042            *
     Huang, Wen-Hsiang                     1,668(1)         1,668            *


                                                                    PERCENT
                                                                     OF OUT-
                                   NUMBER OF                        STANDING
                                    SHARES          NUMBER OF       SHARES
                                 BENEFICIALLY      SHARES BEING   TO BE OWNED
                                     OWNED          OFFERED BY       UPON
                                   PRIOR TO        THE SELLING    COMPLETION
    NAME OF SELLING STOCKHOLDER  THIS OFFERING     STOCKHOLDERS   OF OFFERING
    ---------------------------  -------------     ------------   -----------
     Huang, Wing-Shang                644(1)            644           *
     Huang, Yuan                    2,588(1)          2,588           *
     Huang, Yu-Chih                 1,752(1)          1,752           *
     Huang, Yu-Hsing                1,530(1)          1,530           *
     Huang, Yu-Hwa                    696(1)            696           *
     Huang, Yu-Kuang                  138(1)            138           *
     Huang, Yu-Lan                  1,292(1)          1,292           *
     Huang, Yun-Ni                  1,252(1)          1,252           *
     Hung, Chao-Chieh                  68(1)             68           *
     Hung, Hsieh Tsui-Tai          19,200(1)         19,200           *
     Hung, Kuo-Sheng                  346(1)            346           *
     Hung, Li-Chiang                  278(1)            278           *
     Hung, Lien-Tung                  292(1)            292           *
     Hung, Li-Feng                     68(1)             68           *
     Hung, Man-Ping                   138(1)            138           *
     Hung, Mei-Feng                   696(1)            696           *
     Hung, Shih-Yau                 9,138(1)          9,138           *
     Hung, Shu-Ying                   278(1)            278           *
     Hung, Te-Yao                     164(1)            164           *
     Hung, Tsui-Erh                   206(1)            206           *
     Hung, Wen-Yao                 24,174(1)         24,174           *
     Hwang, Jmg-Tjoan               6,470(1)          6,470           *
     Hwang, Shyh-Jye                2,440(1)          2,440           *
     Industrial Technology
       Investment Corp.            94,276(1)         94,276           *
     Iou, Huei-Lin                    138(1)            138           *
     Jan, Chu Mei-Hsiu              3,130(1)          3,130           *
     Jan, Min-Foo                   1,042(1)          1,042           *
     Jan, Ming-Lieh                 3,268(1)          3,268           *
     Jan, Pei-Lin                   1,738(1)          1,738           *
     Jan, Ruei-Ling                   250(1)            250           *
     Jen, Shu-Fang                    500(1)            500           *
     Jeng, Chao-Kang                   68(1)             68           *
     Jong, Johnson                    206(1)            206           *

                                                                          PERCENT
                                                                           OF OUT-
                                         NUMBER OF                        STANDING
                                          SHARES          NUMBER OF       SHARES
                                       BENEFICIALLY      SHARES BEING   TO BE OWNED
                                           OWNED          OFFERED BY       UPON
                                         PRIOR TO        THE SELLING    COMPLETION
    NAME OF SELLING STOCKHOLDER        THIS OFFERING     STOCKHOLDERS   OF OFFERING
    ---------------------------        -------------     ------------   -----------
    Juang, Bih-Yun                        1,390(1)           1,390            *
    Juang, Chung-Ping                     4,660(1)           4,660            *
    Kang, Hsien-Kuang                     1,292(1)           1,292            *
    Kang, Jen-Tai                           696(1)             696            *
    Kang, Kuang-Chen                        644(1)             644            *
    Kang, Shu-Fen                         1,292(1)           1,292            *
    Kao, Fu-Jen                             298(1)             298            *
    Kao, Hui-Wen                            138(1)             138            *
    Kao, I-Ching                          1,042(1)           1,042            *
    Kao, Mei-Hua                          1,516(1)           1,516            *
    Kao, Mei-Yuan                           346(1)             346            *
    Kao, Meng-Tzu                           346(1)             346            *
    Kao, Ming-Chia                          138(1)             138            *
    Kao, Ming-Huei                          128(1)             128            *
    Kao, Seng-Long                          582(1)             582            *
    Kao, Tzu-Cheng                          696(1)             696            *
    Kao, Yen-Pin                            346(1)             346            *
    Ko, Hsin-Yi                             198(1)             198            *
    Ko, Hui-Ching                            68(1)              68            *
    Ko, Jui-Ho                            1,940(1)           1,940            *
    Ko, Jui-Ying                          1,252(1)           1,252            *
    Ko, Wen-Ching                         1,940(1)           1,940            *
    Kou, Hung-Yu                            696(1)             696            *
    Ku, Chang-Tung                        2,670(1)           2,670            *
    Ku, Jui-Hua                             164(1)             164            *
    Ku, Pu-Sheng                            500(1)             500            *
    Ku, Yu-Chi                              644(1)             644            *
    Kuan Yuan Paper Mfg., Co., Ltd.      51,446(1)          51,446            *
    Kuan, Ming-Che                        1,292(1)           1,292            *
    Kuan, Pei-Chi                         1,320(1)           1,320            *
    Kung, Chun-Ying                      23,982(1)          23,982            *
    Kung, Hai-Tung                        2,400(1)           2,400            *
    Kung, Ling-Ying                         542(1)             542            *

                                                                            PERCENT
                                                                             OF OUT-
                                         NUMBER OF                          STANDING
                                          SHARES          NUMBER OF         SHARES
                                       BENEFICIALLY      SHARES BEING     TO BE OWNED
                                           OWNED          OFFERED BY         UPON
                                         PRIOR TO        THE SELLING      COMPLETION
    NAME OF SELLING STOCKHOLDER        THIS OFFERING     STOCKHOLDERS     OF OFFERING
    ---------------------------        -------------     ------------     -----------
    Kung, Lu Fan-Chih                       736(1)              736            *
    Kung, Ta-Kun                          1,238(1)            1,238            *
    Kung, Yu-Ying                         1,584(1)            1,584            *
    Kuo, Ai-Mei                             138(1)              138            *
    Kuo, Chien-Li                         6,504(1)            6,504            *
    Kuo, Chun-Hsiang                      1,162(1)            1,162            *
    Kuo, Hsian-Hun                          138(1)              138            *
    Kuo, Huan-Ho                             68(1)               68            *
    Kuo, Hui-Chen                           806(1)              806            *
    Kuo, Kuan-Shou                        1,042(1)            1,042            *
    Kuo, Leng-Ying                          258(1)              258            *
    Kuo, Su-Fen                           1,062(1)            1,062            *
    Kuo, Tsung-Lin                          346(1)              346            *
    Kuo, Yu-Hung                          2,328(1)            2,328            *
    Kuo, Yu-Ping                            346(1)              346            *
    Lai, Chen Pi-Chuan                      346(1)              346            *
    Lai, Cheng-Piao                         644(1)              644            *
    Lai, Chien-Hsin                         644(1)              644            *
    Lai, Chi-Hsuem                           58(1)               58            *
    Lai, Chiu-Wa                            386(1)              386            *
    Lai, Hsing-Hua                          644(1)              644            *
    Lai, Huei-Man                           736(1)              736            *
    Lai, Hui-Li                             346(1)              346            *
    Lai, Hung-Kang                          696(1)              696            *
    Lai, Jiann-Hua                          388(1)              388            *
    Lai, Mei-Yun                            258(1)              258            *
    Lai, Sheng-Ching                      2,434(1)            2,434            *
    Lai, Shu-Chen                           128(1)              128            *
    Lai, Szu-Yu                             138(1)              138            *
    Lai, Tai-Feng                           258(1)              258            *
    Lai, Yi-Ling                            346(1)              346            *
    Lai, Ying-Liang                         206(1)              206            *
    Lai, Yi-Tang                            644(1)              644            *

                                                                            PERCENT
                                                                             OF OUT-
                                         NUMBER OF                          STANDING
                                          SHARES          NUMBER OF         SHARES
                                       BENEFICIALLY      SHARES BEING     TO BE OWNED
                                           OWNED          OFFERED BY         UPON
                                         PRIOR TO        THE SELLING      COMPLETION
    NAME OF SELLING STOCKHOLDER        THIS OFFERING     STOCKHOLDERS     OF OFFERING
    ---------------------------        -------------     ------------     -----------
    Lai, Yun-Wei                            346(1)             346             *
    Lam, Chai-Pong                        3,476(1)           3,476             *
    Lan, Chien-Lin                        1,292(1)           1,292             *
    Lan, Hu Hsiu-Pi                      10,772(1)          10,772             *
    Lan, Mei-Chin                         4,298(1)           4,298             *
    Lan, Mei-Hsing                        7,762(1)           7,762             *
    Lan, Ming-Hui                         1,710(1)           1,710             *
    Lan, Sheng-Chin                       1,292(1)           1,292             *
    Lan, Sheng-Hou                       71,372(1)          71,372             *
    Lan, Wen-Chun                         1,292(1)           1,292             *
    Lan, Yi-Jung                          1,292(1)           1,292             *
    Lan, Yu-Pin                             332(1)             332             *
    Lee  Kung, Mei-Li                       696(1)             696             *
    Lee Chiung, Su-Mei                    1,390(1)           1,390             *
    Lee, An-Nan                              68(1)              68             *
    Lee, Bei Hsiu-Lien                   10,268(1)          10,268             *
    Lee, Bichin                           2,572(1)           2,572             *
    Lee, Chang-Ming                       1,292(1)           1,292             *
    Lee, Chao-Chin                        6,740(1)           6,740             *
    Lee, Chein-Jen                          874(1)             874             *
    Lee, Cheng-Yi                           902(1)             902             *
    Lee, Chieh-Mao                          696(1)             696             *
    Lee, Chieh-Yu                           346(1)             346             *
    Lee, Chien-Chung                        346(1)             346             *
    Lee, Chien-Sheng                        332(1)             332             *
    Lee, Chien-Ying                       1,494(1)           1,494             *
    Lee, Chih-Kang                          138(1)             138             *
    Lee, Chin-An                            332(1)             332             *
    Lee, Chin-Fen                           178(1)             178             *
    Lee, Ching-Wen                          696(1)             696             *
    Lee, Chin-Hung                          298(1)             298             *
    Lee, Chin-Shan                       12,244(1)          12,244             *
    Lee, Chiu-Feng                          644(1)             644             *


                                                                            PERCENT
                                                                             OF OUT-
                                         NUMBER OF                          STANDING
                                          SHARES          NUMBER OF         SHARES
                                       BENEFICIALLY      SHARES BEING     TO BE OWNED
                                           OWNED          OFFERED BY         UPON
                                         PRIOR TO        THE SELLING      COMPLETION
    NAME OF SELLING STOCKHOLDER        THIS OFFERING     STOCKHOLDERS     OF OFFERING
    ---------------------------        -------------     ------------     -----------
    Lee, Chiung-Ju                        1,752(1)           1,752            *
    Lee, Chu-Men                            164(1)             164            *
    Lee, Chung-Jen                       11,088(1)          11,088            *
    Lee, Chung-Kai                          346(1)             346            *
    Lee, Chun-Hsiu                          736(1)             736            *
    Lee, Chun-Jung                          736(1)             736            *
    Lee, Chun-Po                             68(1)              68            *
    Lee, Chun-Sheng                      11,020(1)          11,020            *
    Lee, Chun-Tao                           770(1)             770            *
    Lee, Dan Chang                           76(1)              76            *
    Lee, His-Chien                          590(1)             590            *
    Lee, Hsiang                           1,390(1)           1,390            *
    Lee, Hsiao Shu-Hui                      834(1)             834            *
    Lee, Hsing-Chih                       1,738(1)           1,738            *
    Lee, Hsiu-Feng                        1,592(1)           1,592            *
    Lee, Ju-Chi                             696(1)             696            *
    Lee, Jung-Hua                            88(1)              88            *
    Lee, Jung-Kuang                         908(1)             908            *
    Lee, Jung-Tsung                         946(1)             946            *
    Lee, Jung-Yu                          2,780(1)           2,780            *
    Lee, Kai-Jung                           696(1)             696            *
    Lee, Kai-Wei                            416(1)             416            *
    Lee, Kuang-Hua                        1,112(1)           1,112            *
    Lee, Kuo-Cheng                       69,702(1)          69,702            *
    Lee, Kuo-Sheng                        3,706(1)           3,706            *
    Lee, Kuwg-Hua                           774(1)             774            *
    Lee, Li-Chun                            346(1)             346            *
    Lee, Lin Sue-Chiou                   19,540(1)          19,540            *
    Lee, Ming-Tien                           68(1)              68            *
    Lee, Pao-Chiao                          138(1)             138            *
    Lee, Pei-Ling                         1,390(1)           1,390            *
    Lee, Pin-Hui                             96(1)              96            *
    Lee, Pi-Ying                            644(1)             644            *

                                                                            PERCENT
                                                                             OF OUT-
                                         NUMBER OF                          STANDING
                                          SHARES          NUMBER OF         SHARES
                                       BENEFICIALLY      SHARES BEING     TO BE OWNED
                                           OWNED          OFFERED BY         UPON
                                         PRIOR TO        THE SELLING      COMPLETION
    NAME OF SELLING STOCKHOLDER        THIS OFFERING     STOCKHOLDERS     OF OFFERING
    ---------------------------        -------------     ------------     -----------
    Lee, Ren-Jir                            644(1)             644            *
    Lee, Rose                                48(1)              48            *
    Lee, Sen-Hung                           666(1)             666            *
    Lee, Sha-Ching                       11,646(1)          11,646            *
    Lee, Sheng-Yang                         346(1)             346            *
    Lee, Shih-Huei                       19,002(1)          19,002            *
    Lee, Shu-Hua                         30,536(1)          30,536            *
    Lee, Shun-Chen                        4,282(1)           4,282            *
    Lee, Sweet                              446(1)             446            *
    Lee, Ti-Kuang                           834(1)             834            *
    Lee, Tung-Ping                       88,926(1)          88,926            *
    Lee, Wang-Chih                           88(1)              88            *
    Lee, Wei-Herng                          500(1)             500            *
    Lee, Wen-Chang                          696(1)             696            *
    Lee, Wendy Janithan                     346(1)             346            *
    Lee, Wen-Fang                           696(1)             696            *
    Lee, Wen-Hui                            644(1)             644            *
    Lee, Yang-Chun                          346(1)             346            *
    Lee, Yuan-Jui                           250(1)             250            *
    Lee, Yuan-Lang                          250(1)             250            *
    Lee, Yu-Chun                            834(1)             834            *
    Lee, Yun-Chang                          834(1)             834            *
    Leng, Jack                              666(1)             666            *
    Li, Chin-Cheng                          696(1)             696            *
    Li, Hsiao-Wen                           346(1)             346            *
    Li, Hsiu-Mei                            644(1)             644            *
    Li, Hsueh-Ching                         960(1)             960            *
    Li, Huey-Ju                             138(1)             138            *
    Li, Hung-Jen                         18,076(1)          18,076            *
    Li, Li-Chu                              386(1)             386            *
    Li, Li-Chuan                            138(1)             138            *
    Li, Lie-Me                              278(1)             278            *
    Li, Ling-Hsing                          264(1)             264            *

                                                                            PERCENT
                                                                             OF OUT-
                                         NUMBER OF                          STANDING
                                          SHARES          NUMBER OF         SHARES
                                       BENEFICIALLY      SHARES BEING     TO BE OWNED
                                           OWNED          OFFERED BY         UPON
                                         PRIOR TO        THE SELLING      COMPLETION
    NAME OF SELLING STOCKHOLDER        THIS OFFERING     STOCKHOLDERS     OF OFFERING
    ---------------------------        -------------     ------------     -----------
    Li, Tsun-Ying                         3,752(1)           3,752            *
    Li, Wen-Pen                             346(1)             346            *
    Lian, Tian-Hua                        1,390(1)           1,390            *
    Liang, Chia-Wei                          88(1)              88            *
    Liang, Dai-Hong                         696(1)             696            *
    Liang, Hsiu-Luan                        346(1)             346            *
    Liang, Hsiu-Yu                          138(1)             138            *
    Liang, Jan Tsai-Yu                    1,042(1)           1,042            *
    Liang, Shu-Hui                          346(1)             346            *
    Liang, Yu-Sheng                         696(1)             696            *
    Liao Sun, Chia-Tzu                    1,940(1)           1,940            *
    Liao, Chia-Chun                         138(1)             138            *
    Liao, Chih-Teng                         834(1)             834            *
    Liao, Chin-Yi                            68(1)              68            *
    Liao, Chun-Hsiang                       696(1)             696            *
    Liao, Feng-I                             68(1)              68            *
    Liao, Hsiu-Chu                           68(1)              68            *
    Liao, Hsu-Mei                           696(1)             696            *
    Liao, Mei-Heng                          332(1)             332            *
    Liao, Shu-Fen                           206(1)             206            *
    Liao, Wen-Ming                          834(1)             834            *
    Liao, Yu-Chu                            644(1)             644            *
    Liao, Yueh-Nu                           416(1)             416            *
    Liao, Yung-Hsing                        834(1)             834            *
    Liaw, Huoo-Ku                           696(1)             696            *
    Lie, Fang-I                              68(1)              68            *
    Lii, Jainn-Hwa                          596(1)             596            *
    Lin Chen, Su-E                          416(1)             416            *
    Lin Chung, Yuen-Chuan                   480(1)             480            *
    Lin, A-Kvei                             346(1)             346            *
    Lin, Angela                             346(1)             346            *
    Lin, Che-Cheng                          696(1)             696            *
    Lin, Chen Su-Yun                        644(1)             644            *

                                                                            PERCENT
                                                                             OF OUT-
                                         NUMBER OF                          STANDING
                                          SHARES          NUMBER OF         SHARES
                                       BENEFICIALLY      SHARES BEING     TO BE OWNED
                                           OWNED          OFFERED BY         UPON
                                         PRIOR TO        THE SELLING      COMPLETION
    NAME OF SELLING STOCKHOLDER        THIS OFFERING     STOCKHOLDERS     OF OFFERING
    ---------------------------        -------------     ------------     -----------
    Lin, Cheng-Cheng                       644(1)             644            *
    Lin, Chen-Yi                            68(1)              68            *
    Lin, Chia-Chin                       3,880(1)           3,880            *
    Lin, Chia-Ying                          68(1)              68            *
    Lin, Chien-Hung                        556(1)             556            *
    Lin, Chien-Lu                       22,608(1)          22,608            *
    Lin, Chih-Chieh                         40(1)              40            *
    Lin, Chih-Lung                       2,156(1)           2,156            *
    Lin, Chin-Cheng                      1,112(1)           1,112            *
    Lin, Ching-Chun                        346(1)             346            *
    Lin, Ching-Yuan                        206(1)             206            *
    Lin, Chin-Hao                        1,502(1)           1,502            *
    Lin, Chiu-Chen                         278(1)             278            *
    Lin, Chiu-Tang                          40(1)              40            *
    Lin, Chuan-Han                          62(1)              62            *
    Lin, Chung-Miao                        696(1)             696            *
    Lin, Chun-Hsiu                         834(1)             834            *
    Lin, Chun-Hung                         644(1)             644            *
    Lin, Chun-Po                           138(1)             138            *
    Lin, Heh-Shyong                     21,568(1)          21,568            *
    Lin, Ho Chin-Yen                     1,292(1)           1,292            *
    Lin, Hsiang-Chun                    13,368(1)          13,368            *
    Lin, Hsien-Chun                        638(1)             638            *
    Lin, Hsing-Pu                          144(1)             144            *
    Lin, Hsiu-Jung                       2,168(1)           2,168            *
    Lin, Hsu Mei-Hsia                      624(1)             624            *
    Lin, Huei-Men                       36,570(1)          36,570            *
    Lin, Hui-Hsueh                         812(1)             812            *
    Lin, Hui-Ju                            902(1)             902            *
    Lin, Hui-Ming                          928(1)             928            *
    Lin, I-Hsiu                          1,292(1)           1,292            *
    Lin, I-Hung                            278(1)             278            *
    Lin, In-Jen                            346(1)             346            *

                                                                          PERCENT
                                                                           OF OUT-
                                         NUMBER OF                        STANDING
                                          SHARES          NUMBER OF       SHARES
                                       BENEFICIALLY      SHARES BEING   TO BE OWNED
                                           OWNED          OFFERED BY       UPON
                                         PRIOR TO        THE SELLING    COMPLETION
    NAME OF SELLING STOCKHOLDER        THIS OFFERING     STOCKHOLDERS   OF OFFERING
    ---------------------------        -------------     ------------   -----------
    Lin, Jenn-Rong                         206(1)           206            *
    Lin, Jia-Feng                          138(1)           138            *
    Lin, Jian-Ta                           834(1)           834            *
    Lin, Jong-Hsin                         542(1)           542            *
    Lin, Juei-Hua                       11,890(1)        11,890            *
    Lin, Jui-Chu                           118(1)           118            *
    Lin, Jui-Hsiang                         68(1)            68            *
    Lin, Jui-Min                           834(1)           834            *
    Lin, Jui-Pin                           138(1)           138            *
    Lin, Jyh-Chung                         644(1)           644            *
    Lin, Kung-Hsing                        696(1)           696            *
    Lin, Kuo-Shian                       1,042(1)         1,042            *
    Lin, Li-Chuan                        2,698(1)         2,698            *
    Lin, Li-Hsiung                         138(1)           138            *
    Lin, Li-Hua                          1,034(1)         1,034            *
    Lin, Lin Pi-Yun                      2,002(1)         2,002            *
    Lin, Lin-Chi                            48(1)            48            *
    Lin, Li-Yun                            278(1)           278            *
    Lin, Mao-Chin                          834(1)           834            *
    Lin, Mao-Yuan                        1,000(1)         1,000            *
    Lin, Mei-Ching                       4,258(1)         4,258            *
    Lin, Mei-Chung                         186(1)           186            *
    Lin, Mei-Ying                        1,432(1)         1,432            *
    Lin, Ming-Hui                           68(1)            68            *
    Lin, Min-Yi                            516(1)           516            *
    Lin, Mu-Chuan                          924(1)           924            *
    Lin, Pei-Ching                         514(1)           514            *
    Lin, Pei-Chun                          582(1)           582            *
    Lin, Pei-Chung                         278(1)           278            *
    Lin, Pei-Ling                          346(1)           346            *
    Lin, Pei-Yin                         1,738(1)         1,738            *
    Lin, Pi-Li                             298(1)           298            *
    Lin, Pi-Lien                         1,598(1)         1,598            *

                                                                          PERCENT
                                                                           OF OUT-
                                         NUMBER OF                        STANDING
                                          SHARES          NUMBER OF       SHARES
                                       BENEFICIALLY      SHARES BEING   TO BE OWNED
                                           OWNED          OFFERED BY       UPON
                                         PRIOR TO        THE SELLING    COMPLETION
    NAME OF SELLING STOCKHOLDER        THIS OFFERING     STOCKHOLDERS   OF OFFERING
    ---------------------------        -------------     ------------   -----------
    Lin, Reng-Jeng                          346(1)            346           *
    Lin, San-Neng                         6,956(1)          6,956           *
    Lin, Shan-Tyan                        6,956(1)          6,956           *
    Lin, Sheng-Yang                         258(1)            258           *
    Lin, Shiann-Tarng                       346(1)            346           *
    Lin, Shih-Chang                         696(1)            696           *
    Lin, Shih-Cheng                       2,420(1)          2,420           *
    Lin, Shih-Chieh                       1,292(1)          1,292           *
    Lin, Shih-Hsien                         644(1)            644           *
    Lin, Shiow-Tz                           128(1)            128           *
    Lin, Shu-Chen                            68(1)             68           *
    Lin, Shu-Ling                           138(1)            138           *
    Lin, Siu-Jung                           346(1)            346           *
    Lin, Song-Fure                       97,082(1)         97,082           *
    Lin, Ta-Yu                              346(1)            346           *
    Lin, Ta-Yung                            722(1)            722           *
    Lin, Ting-Yu                            138(1)            138           *
    Lin, Tsu-Chiang                       4,828(1)          4,828           *
    Lin, Tsun-Lun                           722(1)            722           *
    Lin, Tung-Feng                          416(1)            416           *
    Lin, Tu-Wang                             62(1)             62           *
    Lin, Tzu-Yuan                           486(1)            486           *
    Lin, Wan-Chun                         9,378(1)          9,378           *
    Lin, Wan-Kuo                         12,076(1)         12,076           *
    Lin, Wan-Yu                             542(1)            542           *
    Lin, Wei-Che                            696(1)            696           *
    Lin, Wei-Chih                           696(1)            696           *
    Lin, Wen-Chen                           556(1)            556           *
    Lin, Wen-Chin                         1,014(1)          1,014           *
    Lin, Wen-Hwa                            346(1)            346           *
    Lin, Wen-Shan                         1,292(1)          1,292           *
    Lin, Wu-Hsiung                           68(1)             68           *
    Lin, Ya-Hui                           3,444(1)          3,444           *

                                                                          PERCENT
                                                                           OF OUT-
                                         NUMBER OF                        STANDING
                                          SHARES          NUMBER OF       SHARES
                                       BENEFICIALLY      SHARES BEING   TO BE OWNED
                                           OWNED          OFFERED BY       UPON
                                         PRIOR TO        THE SELLING    COMPLETION
    NAME OF SELLING STOCKHOLDER        THIS OFFERING     STOCKHOLDERS   OF OFFERING
    ---------------------------        -------------     ------------   -----------
    Lin, Ya-Hui                              68(1)             68          *
    Lin, Yeh-Shan                           164(1)            164          *
    Lin, Yen-Chen                        13,368(1)         13,368          *
    Lin, Yi-Hsiung                        1,000(1)          1,000          *
    Lin, Yin-Chi                          1,042(1)          1,042          *
    Lin, Yuan-Charn                      19,050(1)         19,050          *
    Lin, Yu-Cheng                         1,502(1)          1,502          *
    Lin, Yu-Chuan                            68(1)             68          *
    Lin, Yu-Chun                          1,432(1)          1,432          *
    Lin, Yueh                               696(1)            696          *
    Lin, Yueh-Chen                          416(1)            416          *
    Lin, Yueh-Chih                          644(1)            644          *
    Lin, Yueh-Nu                            664(1)            664          *
    Lin, Yuh-Shin                           206(1)            206          *
    Lin, Yu-Kui                             696(1)            696          *
    Lin, Yu-Ming                          6,596(1)          6,596          *
    Lin, Yung-Chieh                         696(1)            696          *
    Lin, Yung-Hao                           346(1)            346          *
    Lin, Yung-Hsueh                       1,084(1)          1,084          *
    Lin, Yu-Ping                          1,546(1)          1,546          *
    Lin, Yu-Ya                            1,292(1)          1,292          *
    Lin, Zu-Tung                            346(1)            346          *
    Ling, Su-Lien                           164(1)            164          *
    Liu, Chang-Ming                         480(1)            480          *
    Liu, Cheng-Lih                       33,188(1)         33,188          *
    Liu, Chia-Wei                           346(1)            346          *
    Liu, Chi-Chun                           346(1)            346          *
    Liu, Chien-Chih                       2,502(1)          2,502          *
    Liu, Chi-Lung                           346(1)            346          *
    Liu, Chiu-Yun                           346(1)            346          *
    Liu, Chuan-Chieh                        138(1)            138          *
    Liu, Chun Chen                        1,292(1)          1,292          *
    Liu, Chung-Ho                         3,234(1)          3,234          *

                                                                          PERCENT
                                                                           OF OUT-
                                         NUMBER OF                        STANDING
                                          SHARES          NUMBER OF       SHARES
                                       BENEFICIALLY      SHARES BEING   TO BE OWNED
                                           OWNED          OFFERED BY       UPON
                                         PRIOR TO        THE SELLING    COMPLETION
    NAME OF SELLING STOCKHOLDER        THIS OFFERING     STOCKHOLDERS   OF OFFERING
    ---------------------------        -------------     ------------   -----------
    Liu, Chung-Jen                        1,292(1)           1,292          *
    Liu, Chun-Han                           764(1)             764          *
    Liu, Chun-Lin                           416(1)             416          *
    Liu, Dean                                68(1)              68          *
    Liu, Hsien-Lung                       2,084(1)           2,084          *
    Liu, Hsiu-Lien                        2,084(1)           2,084          *
    Liu, Hui-Pei                             62(1)              62          *
    Liu, Jui-Fang                           346(1)             346          *
    Liu, Li-Chen                            130(1)             130          *
    Liu, Lin-Chien                          258(1)             258          *
    Liu, Lun-Hua                            346(1)             346          *
    Liu, Mao-Hsiung                      19,412(1)          19,412          *
    Liu, Mei-Chih                           644(1)             644          *
    Liu, Mei-Miao                           346(1)             346          *
    Liu, Mei-Ying                         2,588(1)           2,588          *
    Liu, Meng-Ling                          128(1)             128          *
    Liu, Ming-Long                        4,158(1)           4,158          *
    Liu, Nacy                               644(1)             644          *
    Liu, O Chiu-Yei                         416(1)             416          *
    Liu, Peng Chiu-Yueh                     250(1)             250          *
    Liu, Pi-Fen                             834(1)             834          *
    Liu, Pi-Hsiang                        1,668(1)           1,668          *
    Liu, Shen-Yuan                        1,390(1)           1,390          *
    Liu, Shih-Hsian                         346(1)             346          *
    Liu, Shu-Chen                           168(1)             168          *
    Liu, Shu-Chen                            68(1)              68          *
    Liu, Tai-Sheng                          644(1)             644          *
    Liu, Tony (Liu, Chin-Chieh)              68(1)              68          *
    Liu, Wei-Chen                            88(1)              88          *
    Liu, Wei-Chih                           346(1)             346          *
    Liu, Wen-Cheng                        4,522(1)           4,522          *
    Liu, Weng-Hsing                         834(1)             834          *
    Liu, Wen-Lung                           206(1)             206          *

                                                                          PERCENT
                                                                           OF OUT-
                                         NUMBER OF                        STANDING
                                          SHARES          NUMBER OF       SHARES
                                       BENEFICIALLY      SHARES BEING   TO BE OWNED
                                           OWNED          OFFERED BY       UPON
                                         PRIOR TO        THE SELLING    COMPLETION
    NAME OF SELLING STOCKHOLDER        THIS OFFERING     STOCKHOLDERS   OF OFFERING
    ---------------------------        -------------     ------------   -----------
    Liu, Wen-Sheng                        1,668(1)           1,668          *
    Liu, Yen-Cheng                          346(1)             346          *
    Liu, Yi-Chun                            346(1)             346          *
    Liu, Yi-Hsing                           416(1)             416          *
    Liu, Yi-Jen                          13,690(1)          13,690          *
    Liu, Yi-Shan                         14,468(1)          14,468          *
    Liu, Yu-Lan                           1,592(1)           1,592          *
    Liu, Yun-Yu                             980(1)             980          *
    Liu, Yu-Yang                            128(1)             128          *
    Lo, Chao-Chun                         3,338(1)           3,338          *
    Lo, Ching-Chuan                       6,956(1)           6,956          *
    Lo, Mei-Hui                              68(1)              68          *
    Lo, Shu-Chen                         41,996(1)          41,996          *
    Lo, Shui-Ming                           346(1)             346          *
    Lo, Shu-Ping                            696(1)             696          *
    Lo, Wei-Lang                             96(1)              96          *
    Lou, Te-Fang                            644(1)             644          *
    Lu Chen, Chui-Luan                    2,502(1)           2,502          *
    Lu, Ai-Lien                             696(1)             696          *
    Lu, Chin-I                              258(1)             258          *
    Lu, Chin-Lan                             82(1)              82          *
    Lu, Chuen-Shiang                      1,062(1)           1,062          *
    Lu, Chun-Kuei                           874(1)             874          *
    Lu, Fang-Yao                          3,476(1)           3,476          *
    Lu, Hsuen-Jung                          250(1)             250          *
    Lu, Huang Hui                         1,418(1)           1,418          *
    Lu, Jui-Ping                            258(1)             258          *
    Lu, Kuei-Lan                          1,042(1)           1,042          *
    Lu, Liao Kuo                            346(1)             346          *
    Lu, Li-Kuan                             480(1)             480          *
    Lu, Mao-Chang                        13,220(1)          13,220          *
    Lu, Mei-Hui                             298(1)             298          *
    Lu, Mei-Hui                             516(1)             516          *

                                                                       PERCENT
                                                                        OF OUT-
                                      NUMBER OF                        STANDING
                                       SHARES          NUMBER OF       SHARES
                                    BENEFICIALLY      SHARES BEING   TO BE OWNED
                                        OWNED          OFFERED BY       UPON
                                      PRIOR TO        THE SELLING    COMPLETION
    NAME OF SELLING STOCKHOLDER     THIS OFFERING     STOCKHOLDERS   OF OFFERING
    ---------------------------     -------------     ------------   -----------
    Lu, Pao-Ching                     11,002(1)          11,002          *
    Lu, Po-Min                         1,710(1)           1,710          *
    Lu, Roey-Jong                        130(1)             130          *
    Lu, Shan-Sheng                     1,292(1)           1,292          *
    Lu, Te-Hsing                       1,252(1)           1,252          *
    Lu, Tzu-Min                          458(1)             458          *
    Lu, Wan-Chen                         346(1)             346          *
    Lu, Wen-Yeh                        2,588(1)           2,588          *
    Lu, Yu-Yen                           164(1)             164          *
    Lue, Pao-Ju                          416(1)             416          *
    Lung, Sheng-Chieh                    644(1)             644          *
    Lung, Shu-Hua                         68(1)              68          *
    Luo, Der-Fwu                       1,292(1)           1,292          *
    Luo, Shwu-Yuen                       128(1)             128          *
    Lyne, Chien-Hsing                    138(1)             138          *
    Ma, Mei-Chu                          696(1)             696          *
    Ma, Pao-Ping                         138(1)             138          *
    Ma, Shu-Fang                         206(1)             206          *
    Mai, Hsiao-Ping                      696(1)             696          *
    Mao, Che-Min                         346(1)             346          *
    Mei, Jui-Fen                       1,292(1)           1,292          *
    Moh, Huey-Meei                       516(1)             516          *
    Ni, Li-Fen                           416(1)             416          *
    Nieh, Chin-Chen                       38(1)              38          *
    Optical Crossing, Inc.            81,494(3)          81,494          *
    Ou, Yeh-Chau                       2,502(1)           2,502          *
    Pacrim Investing &
      Developing Co., Ltd.            89,328(1)          89,328          *
    Pai, Jia-Shen                        644(1)             644          *
    Pai, Yao-Chia                      1,390(1)           1,390          *
    Pan, Ching-Ping                      346(1)             346          *
    Pan, Chun-Chang                    1,042(1)           1,042          *
    Pan, Chun-Liang                    3,476(1)           3,476          *
    Pan, Fong-Hwang                    3,868(1)           3,868          *

                                                                    PERCENT
                                                                     OF OUT-
                                   NUMBER OF                        STANDING
                                    SHARES          NUMBER OF       SHARES
                                 BENEFICIALLY      SHARES BEING   TO BE OWNED
                                     OWNED          OFFERED BY       UPON
                                   PRIOR TO        THE SELLING    COMPLETION
    NAME OF SELLING STOCKHOLDER  THIS OFFERING     STOCKHOLDERS   OF OFFERING
    ---------------------------  -------------     ------------   -----------
    Pan, Tung-Tai                       68(1)              68           *
    Pan, Wu-Chou                       138(1)             138           *
    Pao, Chung-Ping                  5,258(1)           5,258           *
    Pei, Hui-Fang                   65,928(1)          65,928           *
    Pen, Yun Fang                      346(1)             346           *
    Peng, Ai-Ling                      500(1)             500           *
    Peng, Chih-Hung                    644(1)             644           *
    Peng, Chih-Ling                  5,914(1)           5,914           *
    Peng, Chih-Yung                    206(1)             206           *
    Peng, Hsiu-Chun                  1,244(1)           1,244           *
    Peng, Kun-Hsiang                   346(1)             346           *
    Peng, Li-Wen                     1,042(1)           1,042           *
    Peng, Pi-Ling                      138(1)             138           *
    Peng, Wen-Hsin                      62(1)              62           *
    Peng, Wen-Hsin                   2,496(1)           2,496           *
    Pin, Su-Yu                         346(1)             346           *
    Pu, Hsiao-Chuan                    966(1)             966           *
    Pu, Shu-Sheng                      346(1)             346           *
    RedC Optical Networks, Inc.    150,000(4)         150,000           *
    Shang, Chih-Kung                   834(1)             834           *
    Shang, Yi-Feng                     696(1)             696           *
    Shau, Ming-Ling                    696(1)             696           *
    Sheen, Mei-Shiang                  346(1)             346           *
    Shen, Hsin-Chen                    346(1)             346           *
    Shen, Hsiu-Ching                50,844(1)          50,844           *
    Shen, Jin-Hua                    1,584(1)           1,584           *
    Shen, Kwang-Nan                    206(1)             206           *
    Shen, Shu-Mei                      696(1)             696           *
    Sher, Ding-Shyan                   206(1)             206           *
    Shiao, Feng-Cheng                1,390(1)           1,390           *
    Shih, Che-Jan                      346(1)             346           *
    Shih, Chen-Yu                    1,314(1)           1,314           *
    Shih, Hsiu-Ling                    182(1)             182           *

                                                                           PERCENT
                                                                            OF OUT-
                                          NUMBER OF                        STANDING
                                           SHARES          NUMBER OF       SHARES
                                        BENEFICIALLY      SHARES BEING   TO BE OWNED
                                            OWNED          OFFERED BY       UPON
                                          PRIOR TO        THE SELLING    COMPLETION
    NAME OF SELLING STOCKHOLDER         THIS OFFERING     STOCKHOLDERS   OF OFFERING
    ---------------------------         -------------     ------------   -----------
    Shih, Pai Chuan                        644(1)               644          *
    Shih, Shu-Han                          206(1)               206          *
    Shih, Shu-Lian                       1,598(1)             1,598          *
    Shin, Yaun-Wen                       2,920(1)             2,920          *
    Shue, Jia-Chung                      1,460(1)             1,460          *
    Shyu, Yu-Tang                          228(1)               228          *
    Sivan, Reuben                       30,000(5)            30,000          *
    Sou, Hsu-Tung                          834(1)               834          *
    Su, Chien-Ying                       1,042(1)             1,042          *
    Su, Chiung-Chu                       1,680(1)             1,680          *
    Su, Chun-Yang                        3,880(1)             3,880          *
    Su, Hsin-Chang                         206(1)               206          *
    Su, Jui-Ying                         1,668(1)             1,668          *
    Su, Kuan-Hsun                          110(1)               110          *
    Su, Ming-Shan                           62(1)                62          *
    Su, Pei-Yu                             696(1)               696          *
    Su, Sheng-Lin                          644(1)               644          *
    Su, Shinn-Jyi                          582(1)               582          *
    Su, Shu-Ken                          2,108(1)             2,108          *
    Su, Shu-Yuan                           164(1)               164          *
    Su, Shyh-Jer                            68(1)                68          *
    Su, Wen-Cheng                           76(1)                76          *
    Su, Yu-Chih                            346(1)               346          *
    Su, Yueh-Mei                         5,174(1)             5,174          *
    Su, Yuh-Jen                             62(1)                62          *
    Su, Yu-Hui                             644(1)               644          *
    Su, Yu-Mei                          51,362(1)            51,362          *
    Su, Yun-Chang                          416(1)               416          *
    Su, Yu-Ping                            346(1)               346          *
    Sun, Chiao-Yun                       2,468(1)             2,468          *
    Sun, Chia-Tse                          946(1)               946          *
    Sun, Mei-Hui                           206(1)               206          *
    Sun, Mei-Ling                          138(1)               138          *

                                                                       PERCENT
                                                                        OF OUT-
                                      NUMBER OF                        STANDING
                                       SHARES          NUMBER OF       SHARES
                                    BENEFICIALLY      SHARES BEING   TO BE OWNED
                                        OWNED          OFFERED BY       UPON
                                      PRIOR TO        THE SELLING    COMPLETION
    NAME OF SELLING STOCKHOLDER     THIS OFFERING     STOCKHOLDERS   OF OFFERING
    ---------------------------     -------------     ------------   -----------
    Sun, Wei-Chih                        346(1)             346          *
    Sun, Wen-Hsiung                      486(1)             486          *
    Sung, Min-Fang                     2,070(1)           2,070          *
    Sung, Ming-Hui                       696(1)             696          *
    Sunway Chen                          696(1)             696          *
    Tai, Ching-Shun                      804(1)             804          *
    Tai, Hsiu-Min                        696(1)             696          *
    Tai, Su-Chen                       2,114(1)           2,114          *
    Tan, Wen-Kuang                       628(1)             628          *
    Tang, Chi-Tsao                     1,124(1)           1,124          *
    Tang, Hung-Te                      8,410(1)           8,410          *
    Tang, San-Fu                          68(1)              68          *
    Tang, Shun-Ting                      206(1)             206          *
    Teco International
      Investment Co., Ltd.             8,348(1)           8,348          *
    Teng, A-Hua                        9,834(1)           9,834          *
    Teng, Chien-Mei                      792(1)             792          *
    Teng, Jun-Tse                     39,212(1)          39,212          *
    Teng, Wan-Chuan                    1,668(1)           1,668          *
    Ting, Chao-Chih                    9,834(1)           9,834          *
    Ting, Chung-Chin                   9,834(1)           9,834          *
    Ting, Jung-Kung                      416(1)             416          *
    Ting, Kuei-Chang                      40(1)              40          *
    Ting, Lin Hsiu-Ying                  346(1)             346          *
    Tsai Wang, Su-Yen                    386(1)             386          *
    Tsai, Chao-Chia                    2,084(1)           2,084          *
    Tsai, Chao-Ming                      946(1)             946          *
    Tsai, Cheng-Chung                     68(1)              68          *
    Tsai, Cheng-Feng                      68(1)              68          *
    Tsai, Chi-An                       1,460(1)           1,460          *
    Tsai, Chin-Hsia                      228(1)             228          *
    Tsai, Chin-Lung                      138(1)             138          *
    Tsai, Chi-Tzu                        346(1)             346          *
    Tsai, Cho-Liang                    6,908(1)           6,908          *

                                                                            PERCENT
                                                                             OF OUT-
                                           NUMBER OF                        STANDING
                                            SHARES          NUMBER OF       SHARES
                                         BENEFICIALLY      SHARES BEING   TO BE OWNED
                                             OWNED          OFFERED BY       UPON
                                           PRIOR TO        THE SELLING    COMPLETION
    NAME OF SELLING STOCKHOLDER          THIS OFFERING     STOCKHOLDERS   OF OFFERING
    ---------------------------          -------------     ------------   -----------
    Tsai, Chun-Chen                        12,422(1)           12,422          *
    Tsai, Dai-Hwa                             138(1)              138          *
    Tsai, Dun-Huang                         1,292(1)            1,292          *
    Tsai, Hsien-Chin                        1,292(1)            1,292          *
    Tsai, Hsin-Yi                              34(1)               34          *
    Tsai, Hsin-Yi                             346(1)              346          *
    Tsai, Hsiu Mien                           696(1)              696          *
    Tsai, Hsu-Jung                            696(1)              696          *
    Tsai, Jen-Huang                           192(1)              192          *
    Tsai, Jin-Mei                             346(1)              346          *
    Tsai, Li Hsiu-Yu                          708(1)              708          *
    Tsai, Li-Hua                               48(1)               48          *
    Tsai, Li-Hua                               68(1)               68          *
    Tsai, Li-Jung                             416(1)              416          *
    Tsai, Li-Ling                             164(1)              164          *
    Tsai, Li-Mei                              520(1)              520          *
    Tsai, Lung-Yu                             346(1)              346          *
    Tsai, Mei-Chueh                           278(1)              278          *
    Tsai, Mei-Li                              500(1)              500          *
    Tsai, Meng-Hung                            76(1)               76          *
    Tsai, Ming-Hung                           416(1)              416          *
    Tsai, Ming-Kai                            416(1)              416          *
    Tsai, Pin-Pin                             346(1)              346          *
    Tsai, Shih-Lung                            68(1)               68          *
    Tsai, Shu-Mei                           2,588(1)            2,588          *
    Tsai, Te-Chueh                            696(1)              696          *
    Tsai, Tien-Chung                           88(1)               88          *
    Tsai, Tung-Liang                          346(1)              346          *
    Tsai, Tung-Yin                          2,084(1)            2,084          *
    Tsai, Wang-Lung                         1,390(1)            1,390          *
    Tsai, Yu-Chu                            1,292(1)            1,292          *
    Tsai, Yu-Chu                               40(1)               40          *
    Tsai, Yuh-Yuann                           644(1)              644          *

                                                                        PERCENT
                                                                         OF OUT-
                                       NUMBER OF                        STANDING
                                        SHARES          NUMBER OF       SHARES
                                     BENEFICIALLY      SHARES BEING   TO BE OWNED
                                         OWNED          OFFERED BY       UPON
                                       PRIOR TO        THE SELLING    COMPLETION
    NAME OF SELLING STOCKHOLDER      THIS OFFERING     STOCKHOLDERS   OF OFFERING
    ---------------------------      -------------     ------------   -----------
    Tsan, Chu-Chuan                     1,042(1)            1,042          *
    Tsao, Mei-Chin                         68(1)               68          *
    TSAO, Mei-Yu                           68(1)               68          *
    Tseng, Chien-Min                    1,196(1)            1,196          *
    Tseng, Chun-Hsiang                    902(1)              902          *
    Tseng, Hsiu-Ying                       68(1)               68          *
    Tseng, Huan-Yi                        346(1)              346          *
    Tseng, Jeng-Chia                      538(1)              538          *
    Tseng, Lien-Sen                       696(1)              696          *
    Tseng, Pi-Yu                          416(1)              416          *
    Tseng, Shih-Cheh                    3,338(1)            3,338          *
    Tseng, Wan-Ju                       6,456(1)            6,456          *
    Tseng, Wen-Chih                       346(1)              346          *
    Tseng, Wen-Rong                       582(1)              582          *
    Tseng, Wen-Tsai                       318(1)              318          *
    Tseng, Ya-Hui                         652(1)              652          *
    Tseng, Yen-Chia                     1,042(1)            1,042          *
    Tseng, Yu-Hwa                          62(1)               62          *
    Tseng, Yung-Fu                        346(1)              346          *
    Tseng, Yun-Hsia                     3,088(1)            3,088          *
    Tso, River                             82(1)               82          *
    Tsou, Hsing-Hua                       764(1)              764          *
    Tsu, Chung-Ching                       68(1)               68          *
    Tsuei, I-Ling                         138(1)              138          *
    Tsui, His-Mei                          88(1)               88          *
    Tsung, Shih Ming                      820(1)              820          *
    Tu, Chia-Shu                          258(1)              258          *
    Tu, Chu-Hui                         1,292(1)            1,292          *
    Tu, His-Sheng                      10,008(1)           10,008          *
    Tu, Jui-Jung                           76(1)               76          *
    Tu, Tsu-Han                           346(1)              346          *
    Tu, Yu-Lung                           346(1)              346          *
    Tung, Chuan-Chun                      346(1)              346          *

                                                                         PERCENT
                                                                         OF OUT-
                                       NUMBER OF                        STANDING
                                        SHARES          NUMBER OF       SHARES
                                     BENEFICIALLY      SHARES BEING   TO BE OWNED
                                         OWNED          OFFERED BY       UPON
                                       PRIOR TO        THE SELLING    COMPLETION
    NAME OF SELLING STOCKHOLDER      THIS OFFERING     STOCKHOLDERS   OF OFFERING
    ---------------------------      -------------     ------------   -----------
    Tung, Chun-Jung                       332(1)            332            *
    Tung, Mei-His                         696(1)            696            *
    Tung, Po-Yin                        1,940(1)          1,940            *
    Wan, Tsung-Jwei                    10,352(1)         10,352            *
    Wang  Tseng, Pao-Lan                8,348(1)          8,348            *
    Wang Feng, Li-Chuan                 3,880(1)          3,880            *
    Wang Hung, Kuei-Lan                 1,292(1)          1,292            *
    Wang, Chang-Chung                     346(1)            346            *
    Wang, Chao-Cheng                      346(1)            346            *
    Wang, Chen-An                           6(1)              6            *
    Wang, Cheng-Chih                    6,470(1)          6,470            *
    Wang, Chen-Yu                       2,502(1)          2,502            *
    Wang, Chi-Chu                         346(1)            346            *
    Wang, Chieh-Hsien                  14,482(1)         14,482            *
    Wang, Chien-Cheng                     128(1)            128            *
    Wang, Chien-Jen                       164(1)            164            *
    Wang, Chien-Yi                        666(1)            666            *
    Wang, Chih-Cheng                      346(1)            346            *
    Wang, Chih-Chung                    3,476(1)          3,476            *
    Wang, Chih-Teung                      138(1)            138            *
    Wang, Chi-Lin                         206(1)            206            *
    Wang, Ching-Cheng                     346(1)            346            *
    Wang, Ching-Jen                       138(1)            138            *
    Wang, Ching-Jui                       164(1)            164            *
    Wang, Chuan-Cheng                     346(1)            346            *
    Wang, Chung-Hao                     1,738(1)          1,738            *
    Wang, Chung-Hsiang                  1,042(1)          1,042            *
    Wang, Chung-Yi                     39,242(1)         39,242            *
    Wang, Fu-Chang                    430,388(1)(6)     430,388            *
    Wang, Fu-Lien                      97,940(1)         97,940            *
    Wang, Han-Chung                     1,292(1)          1,292            *
    Wang, Ho                            2,502(1)          2,502            *
    Wang, Hsien-Hui                        68(1)             68            *

                                                                        PERCENT
                                                                         OF OUT-
                                       NUMBER OF                        STANDING
                                        SHARES          NUMBER OF       SHARES
                                     BENEFICIALLY      SHARES BEING   TO BE OWNED
                                         OWNED          OFFERED BY       UPON
                                       PRIOR TO        THE SELLING    COMPLETION
    NAME OF SELLING STOCKHOLDER      THIS OFFERING     STOCKHOLDERS   OF OFFERING
    ---------------------------      -------------     ------------   -----------
    Wang, Hsiu-Chih                     53,208(1)         53,208           *
    Wang, Hsiu-Ling                        696(1)            696           *
    Wang, Hsueh-Chu                      2,588(1)          2,588           *
    Wang, Hui-Chuan                         68(1)             68           *
    Wang, Hui-Min                          386(1)            386           *
    Wang, Hung-Fa                        2,108(1)          2,108           *
    Wang, Hung-Hsiang                    1,320(1)          1,320           *
    Wang, Hung-Min                         902(1)            902           *
    Wang, I-Hsin                         1,084(1)          1,084           *
    Wang, Jeff                           4,938(1)          4,938           *
    Wang, Jen-Hui                          250(1)            250           *
    Wang, Kuang-Ming                       644(1)            644           *
    Wang, Kuo-Chang                         40(1)             40           *
    Wang, Liao Chih-Ying                   138(1)            138           *
    Wang, Li-Chuan                         834(1)            834           *
    Wang, Lien-Te                        1,084(1)          1,084           *
    Wang, Lin Yu-Chao                      696(1)            696           *
    Wang, Lin-Wen                          346(1)            346           *
    Wang, Li-Wen                           250(1)            250           *
    Wang, Li-Yu                            192(1)            192           *
    Wang, Li-Yueh                        2,142(1)          2,142           *
    Wang, Mei-Fen                          834(1)            834           *
    Wang, Mei-Hu                           346(1)            346           *
    Wang, Mei-Li                           708(1)            708           *
    Wang, Mike                             774(1)            774           *
    Wang, Ming-Chia                      3,092(1)          3,092           *
    Wang, Ming-Te                          644(1)            644           *
    Wang, Min-Tzu                        3,826(1)          3,826           *
    Wang, Pi-Chieh                       7,486(1)          7,486           *
    Wang, Pin-Dun                        5,402(1)          5,402           *
    Wang, Pin-Sang                      29,708(1)         29,708           *
    Wang, Pin-Yuan                         346(1)            346           *
    Wang, Pon-Chuey                         68(1)             68           *

                                                                         PERCENT
                                                                         OF OUT-
                                       NUMBER OF                        STANDING
                                        SHARES          NUMBER OF       SHARES
                                     BENEFICIALLY      SHARES BEING   TO BE OWNED
                                         OWNED          OFFERED BY       UPON
                                       PRIOR TO        THE SELLING    COMPLETION
    NAME OF SELLING STOCKHOLDER      THIS OFFERING     STOCKHOLDERS   OF OFFERING
    ---------------------------      -------------     ------------   -----------
    Wang, Shih-Lin                         164(1)              164          *
    Wang, Shih-Wei                         556(1)              556          *
    Wang, Shu-Chun                         644(1)              644          *
    Wang, Shui-Yen                         278(1)              278          *
    Wang, Shu-Ling                         138(1)              138          *
    Wang, Shun-Ying                      1,292(1)            1,292          *
    Wang, Shy-Jge                       20,346(1)           20,346          *
    Wang, Song-Nan                     110,284(1)          110,284          *
    Wang, Su-Kuei                        1,940(1)            1,940          *
    Wang, Sung-Mao                       5,352(1)            5,352          *
    Wang, Sung-Shan                      3,322(1)            3,322          *
    Wang, Te-Chuan                       1,480(1)            1,480          *
    Wang, Te-Heng                        1,480(1)            1,480          *
    Wang, Tsan-Ming                     49,686(1)           49,686          *
    Wang, Wei-Chieh                      6,470(1)            6,470          *
    Wang, Wei-Ching                      6,210(1)            6,210          *
    Wang, Wei-Jen                        6,340(1)            6,340          *
    Wang, Wei-Jen                        1,390(1)            1,390          *
    Wang, Wen-Yuan                          68(1)               68          *
    Wang, Ying-Chao                      1,042(1)            1,042          *
    Wang, Ying-Chun                        346(1)              346          *
    Wang, Ying-Ming                        138(1)              138          *
    Wang, Yi-Ping                          332(1)              332          *
    Wang, Yu-Chen                        2,070(1)            2,070          *
    Wang, Yu-Chih                        2,070(1)            2,070          *
    Wang, Yu-Chu                           138(1)              138          *
    Wang, Yung-Chin                      1,668(1)            1,668          *
    Wang, Yung-Sung                        696(1)              696          *
    Wang, Yu-Pan                         2,198(1)            2,198          *
    Wang, Yu-Sheng                       2,070(1)            2,070          *
    Wei, Guor-Tzo                        1,940(1)            1,940          *
    Wei, Su-Chen                            82(1)               82          *
    Wen, Hsiu-Chin                      11,054(1)           11,054          *

                                                                         PERCENT
                                                                         OF OUT-
                                       NUMBER OF                        STANDING
                                        SHARES          NUMBER OF       SHARES
                                     BENEFICIALLY      SHARES BEING   TO BE OWNED
                                         OWNED          OFFERED BY       UPON
                                       PRIOR TO        THE SELLING    COMPLETION
    NAME OF SELLING STOCKHOLDER      THIS OFFERING     STOCKHOLDERS   OF OFFERING
    ---------------------------      -------------     ------------   -----------
    Wen, Juei-Kuei                      1,988(1)          1,988          *
    Wen, Kuo-Tsung                      1,856(1)          1,856          *
    Wen, Wen-Kun                          624(1)            624          *
    Wen, Yung-Tsung                     2,962(1)          2,962          *
    Weng  Lin, Chiu-Jung                  346(1)            346          *
    Weng Lin, Hong-Sen                    696(1)            696          *
    Weng, Chao-Wei                        696(1)            696          *
    Weng, Cheng-Te                        346(1)            346          *
    Weng, Kuan-Wen                      2,198(1)          2,198          *
    Weng, Su-Chen                         644(1)            644          *
    Worm, Francois Henri              122,332(2)        122,332          *
    Wu Hung, Su-Fen                     9,850(1)          9,850          *
    Wu Lan, Mei-Ling                    1,292(1)          1,292          *
    Wu Lin, Li-Huei                     2,502(1)          2,502          *
    Wu Wang, Su-Tze                       346(1)            346          *
    Wu, Chang-Ming                        346(1)            346          *
    Wu, Chao-0                            346(1)            346          *
    Wu, Chao-Feng                         628(1)            628          *
    Wu, Cheng-Che                         332(1)            332          *
    Wu, Cheng-Che                         278(1)            278          *
    Wu, Cheng-Hsiung                      346(1)            346          *
    Wu, Chia-Ching                        158(1)            158          *
    Wu, Chih-Chang                        258(1)            258          *
    Wu, Ching-Hsiu                      1,946(1)          1,946          *
    Wu, Ching-Wai                       1,946(1)          1,946          *
    Wu, Ching-Wen                       2,070(1)          2,070          *
    Wu, Chin-Yu                           332(1)            332          *
    Wu, Chi-Yi                            696(1)            696          *
    Wu, Chi-Yu                          3,476(1)          3,476          *
    Wu, Chun-Lin                        2,252(1)          2,252          *
    Wu, Chun-Yen                          346(1)            346          *
    Wu, Feng-Yang                         346(1)            346          *
    Wu, Fong-Yu                           332(1)            332          *
    Wu, Hsien-Tang                        298(1)            298          *

                                                                         PERCENT
                                                                         OF OUT-
                                       NUMBER OF                        STANDING
                                        SHARES          NUMBER OF       SHARES
                                     BENEFICIALLY      SHARES BEING   TO BE OWNED
                                         OWNED          OFFERED BY       UPON
                                       PRIOR TO        THE SELLING    COMPLETION
    NAME OF SELLING STOCKHOLDER      THIS OFFERING     STOCKHOLDERS   OF OFFERING
    ---------------------------      -------------     ------------   -----------
    Wu, Hui-Li                          206(1)              206         *
    Wu, Jih                           1,292(1)            1,292         *
    Wu, Jung-Pin                        346(1)              346         *
    Wu, Jyh-Wei                         514(1)              514         *
    Wu, King-Chin                     1,320(1)            1,320         *
    Wu, Kuei-Chen                       644(1)              644         *
    Wu, Kun-Long                      2,084(1)            2,084         *
    Wu, Kun-Tsung                     2,670(1)            2,670         *
    Wu, Lie-Hwa                         346(1)              346         *
    Wu, Mei-Hui                       5,102(1)            5,102         *
    Wu, Meng-Hsia                       346(1)              346         *
    Wu, Ruey-Ren                        644(1)              644         *
    Wu, Sen-Yuan                        346(1)              346         *
    Wu, Shui-Chih                     2,232(1)            2,232         *
    Wu, Sing-Yu                          68(1)               68         *
    Wu, Siu-Chen                        206(1)              206         *
    Wu, Su-Hui                            6(1)                6         *
    Wu, Sze-Ying                        346(1)              346         *
    Wu, Tsui-O                          834(1)              834         *
    Wu, Wan-Ching                       644(1)              644         *
    Wu, Wen-Tou                      12,940(1)           12,940         *
    Wu, Whang-Long                      834(1)              834         *
    Wu, Yi-Fang                         206(1)              206         *
    Wu, Yi-Lun                          346(1)              346         *
    Wu, Yueh-Chu                      2,506(1)            2,506         *
    Wu, Yu-Huei                       1,390(1)            1,390         *
    Wu, Yu-Hui                          278(1)              278         *
    Wu, Yu-Pin                          332(1)              332         *
    Wu, Yu-Yuan                         696(1)              696         *
    Xhang, Wen-Long                   8,962(1)            8,962         *
    Yang  Hsu, Ho-Mei                   346(1)              346         *
    Yang, Anna                          346(1)              346         *
    Yang, Chia-Li                     5,634(1)            5,634         *

                                                                         PERCENT
                                                                         OF OUT-
                                       NUMBER OF                        STANDING
                                        SHARES          NUMBER OF       SHARES
                                     BENEFICIALLY      SHARES BEING   TO BE OWNED
                                         OWNED          OFFERED BY       UPON
                                       PRIOR TO        THE SELLING    COMPLETION
    NAME OF SELLING STOCKHOLDER      THIS OFFERING     STOCKHOLDERS   OF OFFERING
    ---------------------------      -------------     ------------   -----------
    Yang, Chi-Jen                       8,992(1)          8,992          *
    Yang, Ching-Wen                       696(1)            696          *
    Yang, Chin-Shan                     9,706(1)          9,706          *
    Yang, Chun-Kuai                       548(1)            548          *
    Yang, Chyan                           346(1)            346          *
    Yang, Fu-Lang                       5,952(1)          5,952          *
    Yang, Hsin-Juan                       696(1)            696          *
    Yang, Hsiu-Ling                     1,292(1)          1,292          *
    Yang, Hsiu-Nan                        278(1)            278          *
    Yang, Hsiu-Pao                        206(1)            206          *
    Yang, Huei-Min                        416(1)            416          *
    Yang, Huey-Wen                        764(1)            764          *
    Yang, Hui-Chen                        682(1)            682          *
    Yang, Jeff                            680(1)            680          *
    Yang, Jin-Dan                         250(1)            250          *
    Yang, Jin-Yu                        3,494(1)          3,494          *
    Yang, Jui-Chih                      1,292(1)          1,292          *
    Yang, Liu-Tsun                      1,906(1)          1,906          *
    Yang, Long-Sang                        62(1)             62          *
    Yang, Mei-Chiao                       164(1)            164          *
    Yang, Mei-Chu                         206(1)            206          *
    Yang, Ming-Hua                        346(1)            346          *
    Yang, Ming-Huang                    3,004(1)          3,004          *
    Yang, Ming-Hui                      8,444(1)          8,444          *
    Yang, Ming-Ling                     3,234(1)          3,234          *
    Yang, Ming-Song                     3,234(1)          3,234          *
    Yang, Pern                            696(1)            696          *
    Yang, Ping-Yen                        416(1)            416          *
    Yang, Ruby                             68(1)             68          *
    Yang, Shih-Hsien                      500(1)            500          *
    Yang, Shih-Hsiu                       138(1)            138          *
    Yang, Shiu-Yu                         250(1)            250          *
    Yang, Shu-Hui                         128(1)            128          *

                                                                         PERCENT
                                                                         OF OUT-
                                       NUMBER OF                        STANDING
                                        SHARES          NUMBER OF       SHARES
                                     BENEFICIALLY      SHARES BEING   TO BE OWNED
                                         OWNED          OFFERED BY       UPON
                                       PRIOR TO        THE SELLING    COMPLETION
    NAME OF SELLING STOCKHOLDER      THIS OFFERING     STOCKHOLDERS   OF OFFERING
    ---------------------------      -------------     ------------   -----------

    Yang, Su-Hui                        696(1)              696        *
    Yang, Su-Yueh                       416(1)              416        *
    Yang, Tsu-Yu                        346(1)              346        *
    Yang, Tu                            346(1)              346        *
    Yao, Chih-Hung                      644(1)              644        *
    Yeh, Cheng Chun                     250(1)              250        *
    Yeh, Chia-Lin                     1,668(1)            1,668        *
    Yeh, Chiu-Chu                       346(1)              346        *
    Yeh, Chiung-Hsieh                   696(1)              696        *
    Yeh, Fa-Cheng                       644(1)              644        *
    Yeh, Feng-Li                        416(1)              416        *
    Yeh, Heng-Chung                   2,084(1)            2,084        *
    Yeh, I-Hsun                         644(1)              644        *
    Yeh, Jui-Chen                     1,530(1)            1,530        *
    Yeh, Jui-Hua                        298(1)              298        *
    Yeh, Lee-Jun                      1,042(1)            1,042        *
    Yeh, Li-Chi                       2,170(1)            2,170        *
    Yeh, Lin Mei-Chin                 3,880(1)            3,880        *
    Yeh, Mei-Hui                        696(1)              696        *
    Yeh, Mei-Jung                       346(1)              346        *
    Yeh, Ting-Yin                       278(1)              278        *
    Yeh, Ts-Yuan                         62(1)               62        *
    Yeh, Wan-Fei                        206(1)              206        *
    Yen Shen, Hsiu-Bao                  834(1)              834        *
    Yen, Ching-Shiang                   346(1)              346        *
    Yen, Hung                         1,390(1)            1,390        *
    Yen, Ken                          6,956(1)            6,956        *
    Yen, Meng-Huei                       68(1)               68        *
    Yen, Ming-Hsiang                    696(1)              696        *
    Yen, Pei-Chu                         82(1)               82        *
    Yen, Shih-Kun                       696(1)              696        *
    Yen, Ya-Nan                         206(1)              206        *
    Yen, Yung-Hsin                       68(1)               68        *


                                                                         PERCENT
                                                                         OF OUT-
                                       NUMBER OF                        STANDING
                                        SHARES          NUMBER OF       SHARES
                                     BENEFICIALLY      SHARES BEING   TO BE OWNED
                                         OWNED          OFFERED BY       UPON
                                       PRIOR TO        THE SELLING    COMPLETION
    NAME OF SELLING STOCKHOLDER      THIS OFFERING     STOCKHOLDERS   OF OFFERING
    ---------------------------      -------------     ------------   -----------
    Yih, Liou-Jan                        68(1)                68        *
    Yin, Ko-Sui                         644(1)               644        *
    Ying, Chieh-Yi                    1,554(1)             1,554        *
    Ying, Pai-Shin                      486(1)               486        *
    Yu, Cheng-Hsiung                    346(1)               346        *
    Yu, Chin-Hui                        346(1)               346        *
    Yu, Chiu-Jung                     2,588(1)             2,588        *
    Yu, Chiu-Tsun                     2,588(1)             2,588        *
    Yu, Chun-Ming                       206(1)               206        *
    Yu, Chu-Wen                       3,880(1)             3,880        *
    Yu, Hsiu-Mei                     14,694(1)            14,694        *
    Yu, Huan-Tsai                    10,854(1)            10,854        *
    Yu, Hung-Tao                        624(1)               624        *
    Yu, Ming-Chieh                    5,952(1)             5,952        *
    Yu, Su-Chen                       2,084(1)             2,084        *
    Yu, Su-Fei                          416(1)               416        *
    Yu, Wen-Kuan                      1,390(1)             1,390        *
    Yu, Ya-Ying                          68(1)                68        *
    Yu, Yu-Cheng                        696(1)               696        *
    Yu, Yu-Hung                         644(1)               644        *
    Yu, Yu-Tong                         644(1)               644        *
    Yuan Chu Corp.                    6,470(1)             6,470        *
    Yuang, Rong-Heng                  1,042(1)             1,042        *
    Yueh, Ching-Chuan                 2,084(1)             2,084        *
    Zien, Hwa-Kune                    1,390(1)             1,390        *


----------
* Less than 1%.


(1) These shares were issued in connection with MRV's acquisition of approximately 97% of the outstanding shares of Fiber Optics Communications, Inc. ("FOCI"), a Taiwan corporation. Approximately 20.8% of the shares listed in the table for each of these stockholders have been placed in escrow (the "Escrowed Shares") to secure indemnification obligations incurred by the FOCI shareholders in connection with that acquisition. Up to all of the Escrowed Shares may be returned to MRV to satisfy MRV's claims for indemnification. Any Escrowed Shares that are not required to satisfy MRV's indemnity claims are to be released from the escrow in April 2002. The shares issued in connection with the acquisition are being offered by this prospectus.


(2) These shares were issued in connection with MRV's acquisition of the outstanding capital stock of Creative Electronic Systems SA (CES) from these selling stockholders. Of the 122,333 MRV shares issued to each of Messrs. Bell, Haegi and Worm, approximately 66,667 shares from each of Messrs. Bell, Haegi and Worm have been placed in escrow and are subject to a repurchase options at $0.01 per share in favor of MRV. This repurchase option expires as to 8,334 of the shares subject to it for each of Messrs. Bell, Haegi and Worm on October 8, 2000 and as to 2.08333% of the shares subject to it each month thereafter. MRV may exercise the repurchase option in the event it terminates Messrs. Bell, Haegi or Worm for "justifiable cause" within the meaning of Swiss law. The shares are not transferable while and to the extent subject to the repurchase option. Further, the first 23,450 shares of Messrs. Bell, Haegi and Worm as to which the repurchase option expires are to remain in escrow to secure indemnification obligations incurred by them in connection with MRV's acquisition of CES. Up to all of the escrowed shares may be returned to MRV to satisfy MRV's claims for indemnification. Any escrowed shares that are not required to satisfy MRV's indemnity claims are to be released from the escrow and may thereafter be transferred in May 2003.





(3) These shares were issued in connection with MRV's investment in Optical Crossing, Inc., one of MRV's partner companies. At June 1, 2000, MRV owned approximately 86% of the outstanding capital stock of this partner company. In connection with this investment, MRV agreed to make up any difference between $2,000,000 and the sum of the net proceeds received from the sale of these shares by this selling stockholder. If the number of shares of MRV's common stock that MRV has registered for Optical Crossing is less than the actual number required in order to satisfy its obligation to Optical Crossing, MRV will issue additional shares to Optical Crossing and thereafter file a new registration statement to register the additional shares.



(4) These shares were issued in connection with MRV's investment in RedC Optical Networks, Inc., another of MRV's partner companies. At June 1, 2000, MRV owned approximately 55% of the outstanding capital stock of this partner company. In connection with this investment, MRV agreed to make up any difference between $5,000,000 and the sum of the proceeds received from the sale of these shares by the selling stockholder. If the number of shares of MRV's common stock that MRV has registered for RedC Optical Networks is less than the actual number required in order to satisfy its obligation to RedC Optical Networks, MRV will issue additional shares to Red C Optical Networks and thereafter file a new registration statement to register the additional shares.



(5) These shares were issued to Reuben Sivan in connection with MRV's acquisition of the outstanding capital stock of Multiport Corp. from this selling stockholder. Of the 30,000 shares issued to Mr. Sivan, 15,000 shares are subject to a repurchase option at $0.01 per share in favor of MRV if Mr. Silvan ceases to be employed by a specified subsidiary of MRV. This repurchase option expires as to one-third of the shares on April 11, 2001 and as to 2.7777% of the shares each month thereafter. These shares are not transferable (except to certain family members or a trust for their benefit) while and to the extent subject to the repurchase option. As to the remaining 15,000 shares, as part of this acquisition MRV agreed to issue to Mr. Sivan the greater of (a) 15,000 shares of its common stock, or
     (b) that number of shares of its common stock, which has a Fair Market Value equal to $1,000,000. For purposes that agreement, "Fair Market Value" is defined to mean the average closing price of the MRV's common stock on the Nasdaq National Market for the five trading days immediately preceding the date that this selling stockholder gives a notice to MRV during the period prior to October 9, 2000 to deliver the shares to which this selling stockholder is entitled, or the five trading days immediately preceding October 9, 2000. If the number of shares of MRV's common stock that MRV has registered for Mr. Sivan is less than the actual number required in order to satisfy its obligation to him, MRV will issue additional shares to him and thereafter file a new registration statement to register the additional shares.



(6) Includes 2,628 shares that represent an aggregation of fractional shares issued by MRV in connection with the acquisition of the FOCI common stock. Mr. Wang has agreed to sell these shares for the account of the selling stockholders entitled to them and to distribute the proceeds proportionately.

     The information concerning the selling stockholders may change from time to time and will be set forth in supplements to this prospectus as required.

     MRV is paying all expenses incident to the registration of the offer and sale of the shares of common stock to the public pursuant to this prospectus other than selling commissions and fees.

     Except as noted above, none of the selling stockholders has had any material relationship with MRV during the past three years.

                              PLAN OF DISTRIBUTION



     The distribution of the shares by the selling stockholders may be effected from time to time in one or more transactions (which may involve block transactions), in special offerings, exchange distributions and/or secondary distributions, in negotiated transactions, in settlement of short sales of common stock, or a combination or such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Such transactions may be effected on the over-the-counter market or privately. The selling stockholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders for whom they may act as agent (which compensation may be in excess of customary commissions). Without limiting the foregoing, such brokers may act as dealers by purchasing any and all of the shares covered by this prospectus either as agents for others or as principals for their own accounts and reselling such securities pursuant to this prospectus. The selling stockholders and any broker-dealers or other persons acting on the behalf of parties that participate with such selling stockholders in the distribution of the shares may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. As of the date of this prospectus, MRV is not aware of any agreement, arrangement or understanding between any broker or dealer and the selling stockholders with respect to the offer or sale of the shares pursuant to this prospectus.

     At the time that any particular offering of shares is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of shares being offered, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

     Selling stockholders may also sell their shares pursuant to Rule 144 promulgated under the Securities Act. Each of the selling stockholders may from time to time pledge the shares owned by it to secure margin or other loans made to such selling stockholder. Thus, the person or entity receiving the pledge of any of the shares may sell them, in a foreclosure sale or otherwise, in the same manner as described above for such selling stockholder.

     MRV will not receive any of the proceeds from any sale of the shares by the selling stockholders offered hereby.

                                  LEGAL MATTERS

     The validity of the common stock offered hereby has been passed upon for MRV by Kirkpatrick & Lockhart LLP, Beverly Hills, California.

                                     EXPERTS

     The financial statements and schedules of MRV Communications, Inc. on Form 10-K for the year ended December 31, 1999, incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority or said firm as experts in accounting and auditing in giving said reports.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the Common Stock being registered hereby, other than underwriting commissions and discounts, all of which are estimated except for the SEC filing fees.



           Item                                                Amount
           ----                                                ------
SEC registration fee                                          $ 77,148
Printing and engraving expenses                                 30,000
Legal fees and expenses                                         30,000
Accounting fees and expenses                                     5,000
Miscellaneous expenses                                           7,852
                                                              --------
         Total                                                $150,000
                                                              ========



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Article 8 of the Registrant's Certificate of Incorporation and Article IX of the Registrant's Bylaws provide for indemnification of the Registrant's directors, officers, employees, and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with its directors and executive officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by law.

ITEM 16.  EXHIBITS

4.1     Form of Common Stock certificate (incorporated by reference to Exhibit
        4.5 of the Registrant's Registration Statement of Form S-3 (file no. 333-64017).

5 Opinion of Kirkpatrick & Lockhart LLP as to the validity of the securities being registered.

23.1    Consent of Arthur Andersen LLP.

23.2    Consent of T.N. Soong & Co.

23.3    Consent of Kirkpatrick & Lockhart LLP (contained in Exhibit 5).

24.1    Power of Attorney (contained on Signature page).*

------------
* Previously filed.

ITEM 17.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that the undertakings set forth in paragraph (a) and (b) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective. For the purpose of determining any liability under the Securities Act of 1933, each post-effective that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth, State of California, on the 20th day of July, 2000.


                                            MRV COMMUNICATIONS, INC.



                                             By: /s/ NOAM LOTAN
                                                ----------------------------
                                             Noam Lotan, President and
                                             Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Names                                      Title                                              Date
-----                                      -----                                              ----

     /s/ Noam Lotan
---------------------------------          President, Chief Executive Officer (Principal
         Noam Lotan                        Executive Officer), and a Director              July 20, 2000

   /s/ Shlomo Margalit*
---------------------------------          Chairman of the Board, Chief Technical
       Shlomo Margalit                     Officer, Secretary, and a Director              July 20, 2000

     /s/ Edmund Glazer                     Vice President of Finance  and
---------------------------------          Administration, Chief Financial Officer
         Edmund Glazer                     (Principal Financial and Accounting Officer)    July 20, 2000

     /s/ Igal Shidlovsky*
--------------------------------
         Igal Shidlovsky                   Director                                        July 20, 2000

     /s/ Guenter Jaensch*
--------------------------------
         Guenter Jaensch                   Director                                        July 20, 2000

     /s/ Daniel Tsui*
--------------------------------
         Daniel Tsui                       Director                                        July 20, 2000

     /s/ Baruch Fischer*
--------------------------------
         Baruch Fischer                    Director                                        July 20, 2000


*By: /s/ Edmund Glazer
   -----------------------------
         Edmund Glazer                     Attorney-In-Fact


                                 EXHIBIT INDEX

4.1     Form of Common Stock certificate (incorporated by reference to Exhibit
        4.5 of the Registrant's Registration Statement of Form S-3 (file no. 333-64017).

5 Opinion of Kirkpatrick & Lockhart LLP as to the validity of the securities being registered.

23.1    Consent of Arthur Andersen LLP.

23.2    Consent of T.N. Soong & Co.

23.3    Consent of Kirkpatrick & Lockhart LLP (contained in Exhibit 5).

24.1    Power of Attorney (contained on Signature page).*

------------
* Previously filed.